Exhibit 10.17

**** THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED ****

AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale (“Agreement”) is made and entered into by and between Purchaser and Seller.

RECITALS

A.

GSD (defined in Section 1.1) is the owner of certain real property located in the Town of Cortlandt, County of Westchester and State of New York (the “GSD Land”), together with the improvements thereon, if any (the “GSD Improvements”), as more particularly described on Exhibit A-1 annexed hereto and made a part hereof.

B.

Buttonwood (defined in Section 1.1) is the owner of certain real property located in the Town of Cortlandt, County of Westchester and State of New York (the “Buttonwood Land” and, together with the GSD Land, the “Seller Land”), together with the improvements thereon, if any (the “Buttonwood Improvements” and, together with the GSD Improvements, the “Seller Land Improvements”), as more particularly described on Exhibit A-2 annexed hereto and made a part hereof.

C.

Seller has heretofore made applications to the Town of Cortlandt (the “Town”) for a zoning amendment petitioning to rezone the Seller Land into a Town Medical Oriented District (“MOD”) and seeking approval for a unified site plan approval (collectively, the “Existing Site Plan Application”) in accordance with the site plan annexed hereto and made a part hereof as Exhibit F (the “Existing Site Plan”) which, among other things, and following subdivision of the Seller Land and the Municipal Parcels (defined in Section 12.1.2) into three (3) parcels, would generally provide for the development of a medical office building (with retail) on a portion of the subdivided Seller Land (the “MOB Lot”), a multi-family residential housing project on a portion of the subdivided Seller Land (the “Residential Lot”) and an open space, passive recreation parcel on a portion of the subdivided Seller Land and Municipal Parcels (the “Recreation Lot”).

D.

Following obtainment of Final Project Approvals (defined in Section 12.1.2) as provided in this Agreement, Seller desires to sell a portion of the Seller Land and the Seller Land Improvements thereon, if any, consisting of the MOB Lot (as approved in accordance with the Final Project Approvals), and Purchaser desires to purchase the MOB Lot (as approved in accordance with the Final Project Approvals) and the Seller Land Improvements thereon, if any, from Seller, on the terms and conditions set forth in this Agreement.

E.	[****].

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

ARTICLE 1 - Basic Information

1.1     Certain Basic Terms. The following defined terms shall have the meanings set forth below:

1.1.1     Seller:                                  GSD Cortlandt, LLC (“GSD”) and Buttonwood Acquisition, LLC (“Buttonwood”), each a New York limited liability company

1.1.2     Purchaser:                            Sound Cortlandt, LLC, a Delaware limited liability company

.

1.1.3     Purchase Price:                    $5,720,000.00, subject to adjustment in

accordance with Article 12

1.1.4     Earnest Money:                   [****] (the Initial Earnest Money and the Additional Earnest Money, together with any accrued interest thereon, herein individually and collectively referred to as the “Earnest Money”), to be deposited in accordance with Section 3.1 below

1.1.5     Title Company:                    First American Title Insurance Company

National Commercial Services

1850 K Street NW, Suite 1050

Washington, DC 20006

Attention: ER “Tripp” Piotrowski

Telephone: (202) 530-1812

Email: epiotrowski@firstam.com

1.1.6     Escrow Agent:                     First American Title Insurance Company

National Commercial Services

666 Third Avenue, 5th Floor

New York, New York 10017

Attention: Aneta Skotnicka, Esq.

Telephone: (212) 551-9471

Email: askotnicka@firstam.com

1.1.7     Broker:                                [****]

1.1.8     Effective Date:                    The date on which this Agreement is executed by the latter to sign of Purchaser or Seller, as indicated on the signature page of this Agreement

1.1.9     Property

             Information

             Delivery Date:                     Five (5) business days after the Effective Date

1.1.10   Inspection Period:               The period commencing on the Effective Date and ending on the date that is [****]

1.1.11   Closing Date:                      The date that is sixty (60) days after the satisfaction or written waiver of all conditions precedent set forth in Section 7.2 but in no event later than sixty (60) days after the earlier of: (i) the satisfaction of Purchaser’s Permitting Contingency (defined in Section 12.1.1); and (ii) the Outside Date (defined in Section 12.1.1) (as may be extended pursuant to the terms hereof).

Other defined terms used in this Agreement shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth. The Recitals to this Agreement are incorporated herein by this reference.

1.2     Closing Costs. Closing costs shall be allocated and paid as follows:

Cost	Responsible Party
Title Commitment	Purchaser
Premium for standard form title policy	Purchaser

Premium for any upgrade of title policy for extended or additional coverage and any endorsements desired by Purchaser, any inspection fee charged by the Title Company, tax searches, municipal searches, and any other Title Company charges

Purchaser
Costs of Survey and/or any revisions, modifications or recertifications thereto	Purchaser
Costs for UCC Searches	Purchaser
Recording Fees for Deed Recording Fees to release any existing mortgage encumbering the Property	Purchaser Seller
Mortgage taxes	Purchaser
NYS Real Property Transfer Tax (Section 1402(a) of the Tax Law)	Seller
NYS Real Property Transfer Tax (Section 1402-a of the Tax Law)	Purchaser
Any escrow fee charged by Escrow Agent for holding the Earnest Money or conducting the Closing	Purchaser ½ Seller ½
Real Estate Sales Commission to Broker	Seller
All other closing costs, expenses, charges and fees	Purchaser or Seller, as is customary in the locality in which the Real Property is located

1.3     Notice Addresses:

Purchaser:                          Sound Cortlandt, LLC

c/o Sound Development Group, LLC

[****]

Copy to:                             [****]

Seller:                                GSD Cortlandt, LLC

Buttonwood Acquisition, LLC

c/o Gyrodyne, LLC

One Flowerfield, Suite 24

St. James, New York 11780

Attention: Peter Pitsiokos, EVP, COO, CCO and Corporate Secretary

Telephone: (631) 584-5400

E-mail: ppitsiokos@gyrodyne.com

Copy to:                             Cuddy & Feder LLP

445 Hamilton Avenue, 14th Floor

White Plains, New York 10601

Attention: Michael L. Katz, Esq.

Telephone: (914) 761-1300

Facsimile: (914) 761-5372

E-Mail: mkatz@cuddyfeder.com

ARTICLE 2 - Property

2.1     Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the “Property”):

2.1.1     Real Property. All of Seller’s right, title and interest, if any, in and to the following: (i) the MOB Lot (as approved in accordance with the Final Project Approvals), together with (ii) the Seller Land Improvements located thereon, if any (the “Improvements”), (iii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to thereto, and (iv)  all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the MOB Lot, if any (collectively, the “Real Property”).

2.1.2     Development Rights. Any and all development rights with respect to the Real Property.

2.2     Conceptual Plan. A conceptual plan showing the overall boundaries of the combined Seller Land and Municipal Parcels, the proposed Residential Lot, the proposed MOB Lot and the proposed Recreation Lot is annexed hereto and made a part hereof as Exhibit I (the “Conceptual Plan”). As more particularly described in Article 12, during the [****] period following the Inspection Period, the parties will, among other things, reasonably cooperate to mutually agree on the boundaries of the Residential Lot, the MOB Lot and the Recreation Lot, which shall be substantially consistent with the Conceptual Plan. [****]. If the parties are unable to agree on the boundaries of the Residential Lot, the MOB Lot and the Recreation Lot as above provided by the end of the [****] period following the Inspection Period, this Agreement shall automatically terminate as more particularly set forth in Article 12. The parties agree to cooperate reasonably following Purchaser’s submission of Purchaser’s Approvals (defined in Section 12.1.2) to make such non-material modifications to the boundaries of the Residential Lot, the MOB Lot and the Recreation Lot as may be reasonably recommended by the engineering firm employed by Purchaser to process Purchaser’s Approvals (“Purchaser’s Engineer”), as confirmed to Seller by Cameron (defined in Section 12.7) if Cameron is not Purchaser’s Engineer, [****]. [****].

2.3     Conveyance Description. The parties agree that the Deed (defined in Section 7.3.1) to be delivered at the Closing (defined in Section 7.1) conveying the Real Property to Purchaser will describe the Real Property either: (i) if the subdivision of the Seller Land is accomplished by filing a subdivision plat, by reference to the MOB Lot on the filed subdivision plat; or (ii) if the subdivision of the Seller Land is accomplished administratively, by metes and bounds pursuant to a description prepared by Purchaser’s surveyor, at Purchaser’s expense, in accordance with the Survey and certified by said surveyor to Seller in form and substance reasonably satisfactory to Seller.

ARTICLE 3 - Earnest Money

3.1     Deposit and Investment of Earnest Money. [****]. Each of the Initial Earnest Money and the Additional Earnest Money is collectively referred to as the “Earnest Money”. Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal. The interest thereon shall accrue to the benefit of the party receiving the Earnest Money pursuant to the terms of this Agreement, and Purchaser agrees to provide its Federal Tax Identification Number to Escrow Agent upon the opening of escrow.

3.2     Form; Failure to Deposit. The Earnest Money shall be in the form of a wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Initial Earnest Money within the time period required, Seller may terminate this Agreement by written notice to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

3.3     Disposition of Earnest Money. [****].

3.3.1     By executing the joinder annexed to this Agreement, Escrow Agent accepts its designation as Escrow Agent under this Agreement and agrees to hold and disburse the Earnest Money as provided in this Agreement. The provisions hereof will constitute joint instructions to Escrow Agent to consummate the purchase in accordance with the terms and provisions hereof; provided, however, that the parties shall execute such additional escrow instructions, not inconsistent with the provisions hereof, as may be deemed reasonably necessary to carry out the intentions of the parties as expressed herein.

3.3.2     Upon delivery of the Earnest Money to either Seller, Purchaser or a court of competent jurisdiction in accordance with this Agreement, Escrow Agent shall be relieved of all liability hereunder. Escrow Agent shall deliver the Earnest Money at the election of the party entitled to receive the same by a bank wire transfer to an account designated by such party.

3.3.3     Seller and Purchaser acknowledge that Escrow Agent is serving solely as an accommodation to the parties hereto, and except for the gross negligence or willful misconduct of Escrow Agent, Escrow Agent shall have no liability of any kind whatsoever arising out of or in connection with its activity as Escrow Agent. Seller and Purchaser jointly and severally agree to and do hereby indemnify and hold harmless Escrow Agent from all suits, actions, loss, costs, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be incurred by reason of its acting as Escrow Agent, in each case, except in the case of Escrow Agent’s gross negligence or willful misconduct, and such indemnity shall survive the termination of this Agreement.

3.3.4     In its capacity as Escrow Agent, Escrow Agent shall not be responsible for the genuineness or validity of any instrument, document or item deposited with it, and shall have no responsibility other than to faithfully follow the instructions contained herein. The parties hereto agree that Escrow Agent is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto believed by Escrow Agent to have been signed by the proper person. Escrow Agent may assume that any person purporting to give any notice hereunder has been duly authorized to do so. Escrow Agent shall have no obligation to review or confirm that actions taken pursuant to such notice in accordance with this Agreement comply with any other agreement or document. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, Escrow Agent.

3.3.5     Escrow Agent hereunder may resign at any time on giving five (5) business days prior notice to that effect to each of Seller and Purchaser. In such event, a successor Escrow Agent shall be selected by Seller and Purchaser. Escrow Agent shall then deliver to the successor Escrow Agent the Earnest Money to be held by the successor Escrow Agent pursuant to the terms of this Agreement. If no successor Escrow Agent is designated and qualified within five (5) business days after Escrow Agent’s resignation is effective, Escrow Agent may apply to a qualified court for the appointment of a successor Escrow Agent. The expenses thereof shall be equally borne by Seller and Purchaser.

3.3.6     Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act. Escrow Agent shall have no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under such document.

3.3.7     Escrow Agent shall have fulfilled its duties with regard to safeguarding of the Earnest Money upon depositing the funds into an FDIC-insured (to the maximum extent available) interest-bearing escrow account of Escrow Agent at First American Trust (the “Bank”). In no event shall Escrow Agent be responsible for the failure of the banking institution or the failure of the insurance, including, but not limited to, the failure of the FDIC protecting the Earnest Money. The parties further acknowledge that should a party have an account with the Bank, it may impact the FDIC coverage protecting the Earnest Money.

ARTICLE 4 - Due Diligence

4.1     Due Diligence Materials To Be Delivered. To the extent such items presently exist and are in Seller’s possession and have not been previously delivered to Purchaser or Purchaser’s agents, Seller shall make available to Purchaser, electronically, the following (the “Property Documents”) on or before the Property Information Delivery Date:

4.1.1     Environmental Reports. The most recent final third party environmental reports or site assessments related to the Property and the Rec Lot Portion prepared for the benefit of Seller;

4.1.2     Title and Survey. Seller’s most current title insurance information and survey of the Seller Land and the Seller Land Improvements;

4.1.3     Plans and Drawings. Plans and drawings with respect to the Improvements;

4.1.4     Existing Site Plan Application. A copy of the Existing Site Plan Application, any other applications for development and any development permits and approvals with respect to the Property and the Rec Lot Portion; and

4.1.5     Other Reports. Seller’s most recent, final, third-party geotechnical, architectural and engineering reports.

4.2     Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing, Purchaser and its authorized representatives or agents shall have reasonable access to the Property and the Rec Lot Portion (defined in Section 11.1), and solely for the purpose of obtaining Purchaser’s Approvals (as defined in Section 12.1.1), any other portion of the Seller Land, at all reasonable times during normal business hours, to inspect the Property and the Rec Lot Portion, to perform due diligence and for the purpose of conducting tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (A) Purchaser must give Seller twenty-four (24) hours’ prior telephone or written notice (via e-mail to ppitsiokos@gyrodyne.com and plara@gyrodyne.com) of any such access and inspection or testing (and Seller shall have the right to be present during all such testing and inspections), and with respect to any intrusive inspection or test (e.g., soil, water, air or core sampling) must obtain Seller’s prior written consent including as to contractor, location, scope, methodology and sequencing, such consent not to be unreasonably withheld, conditioned or delayed; it being understood and agreed, however, that any such request for intrusive environmental testing is to be based on the recommendations of a reputable contractor with respect to one or more RECs identified in a Phase I Environmental Site Investigation performed by Purchaser’s environmental contractor, a copy of which shall be delivered to Seller together with Purchaser’s request; and (B) prior to any access, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place workers compensation insurance and commercial general liability insurance on an “occurrence” basis, covering the activities of Purchaser and its agents, contractors, affiliates and representatives on or about the Property and the Rec Lot Portion, including (i) Protective Liability, (ii) Products/Completed Operations Liability, (iii) Broad Form Property Damage Liability, and (iv) Contractual Liability (which includes, without limitation, coverage for the indemnity and hold harmless agreement set forth in Section 4.9), against claims for bodily injury, personal injury (with employee and contractual exclusions deleted), property damage and death, with a combined single limit of not less than [****] per occurrence and [****] in the aggregate, with aggregate limits of liability applying separately to Products/Completed Operations and all other general liability coverages combined, covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on or about the Property and the Rec Lot Portion, which insurance shall name Seller as additional insured thereunder and which shall remain in place until the Closing Date or earlier termination of this Agreement, and (iii) all such tests shall be conducted by Purchaser in compliance with Purchaser’s responsibilities set forth in Section 4.8 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests. Purchaser shall not have the right to interview or otherwise have any communications with any tenants of the Property. Notwithstanding the preceding sentence, Seller agrees that Purchaser shall have the right to meet with the tenants of the Seller Land, other than Arno Physical Therapy and Dr. Paul Taxin, so long as each such meeting between Purchaser and a tenant is coordinated by Seller and a Seller representative is present during the meeting.

4.3     [****].

4.4     Return of Documents and Reports. If this Agreement terminates for any reason other than Seller’s default hereunder, Purchaser shall promptly return and/or deliver to Seller (or certify to Seller that the same have been destroyed) copies of all Property Documents. Additionally, if this Agreement terminates for any reason other than Seller’s default, then Purchaser must deliver to Seller, at no cost to Seller, copies of all third party reports, investigations and studies, other than economic analyses or other proprietary sales, leasing and marketing information (collectively, the “Reports” and, individually, a “Report”) prepared for Purchaser in connection with its due diligence review of the Property. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto, and Seller shall have no right to rely on any Report without the written consent of the party preparing same. Purchaser’s obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement. Purchaser agrees that all Reports that concern the portion of the Seller Land that will be conveyed to the Association (defined in Section 12.10) will be prepared for the benefit of both Purchaser and the Association.

4.5     [Intentionally deleted.]

4.6     Proprietary Information; Confidentiality. Purchaser acknowledges that the Property Documents are proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of Purchaser’s acquisition of the Property; provided, however, it is understood and agreed that Purchaser may disclose such data and information to its employees, consultants, lenders, potential lenders, accountants, investors, potential investors, members, agents and attorneys of Purchaser who have a need to know so that they can assist Purchaser with its due diligence and acquisition of the Property provided that such persons have agreed to preserve the confidentiality of such information as required hereby (collectively, “Permitted Outside Parties”). At any time and from time to time, within two (2) business days after Seller’s request, Purchaser shall deliver to Seller a list of all parties to whom Purchaser has provided any Property Documents or any information taken from the Property Documents. Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.6. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

4.7     No Representation or Warranty by Seller. Purchaser acknowledges that, except as expressly set forth in this Agreement, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller. Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Except for Seller’s representations as expressly set forth in this Agreement, Purchaser shall rely solely upon its own investigation with respect to the Property and the Rec Lot Portion, including, without limitation, the Property’s and the Rec Lot Portion’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and is providing the Property Documents solely as an accommodation to Purchaser. The provisions of this Section 4.7 shall survive the termination of this Agreement and shall survive the Closing.

4.8     Purchaser’s Responsibilities. In conducting any inspections, investigations or tests of the Property, the Rec Lot Portion and/or Property Documents, Purchaser and its agents and representatives shall: (i) not disturb the tenants or materially interfere with their use of the Property or the Rec Lot Portion; (ii) not materially interfere with the operation and maintenance of the Property or the Rec Lot Portion; (iii) not damage any part of the Property or the Rec Lot Portion or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply with all applicable laws; (vi) promptly pay when due the cost of all tests, investigations, and examinations done with regard to the Property and the Rec Lot Portion; (vii) not permit any liens to attach to the Real Property or the Rec Lot Portion by reason of the exercise of its rights hereunder; (viii) immediately repair any damage to the Real Property and the Rec Lot Portion resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property, the Rec Lot Portion and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.6 above, or except as may be otherwise required by law. The provisions of this Section 4.8 shall survive the termination of this Agreement and shall survive the Closing.

4.9     Purchaser’s Agreement to Indemnify. Purchaser indemnifies and holds Seller harmless from and against any and all losses, obligations, liens, claims, causes of action, damages, judgments, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of Purchaser’s inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.2 and 4.8 or the action or inaction of Purchaser or its contractors, agents, employees or representatives while on the Property or the Rec Lot Portion or any other portion of the Seller Land; provided, however, the indemnity shall not extend to protect Seller from (i) the negligence or willful misconduct of Seller or its officers, directors, agents, contractors or employees; and/or (ii) any pre-existing liabilities for matters merely discovered by Purchaser (e.g., latent environmental contamination) so long as Purchaser makes reasonable effort not to aggravate any such pre-existing liability of Seller once discovered by Purchaser. Purchaser’s obligations under this Section 4.9 shall survive the termination of this Agreement and shall survive the Closing.

4.10     Environmental Studies. As additional consideration for the transaction contemplated in this Agreement, Purchaser must provide to Seller, at no cost to Seller, immediately following the receipt of a final, approved version (or in the event that the report is not finalized or approved prior to the termination of this Agreement by Purchaser, the most recent version) of same by Purchaser, copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property or the Rec Lot Portion; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property or the Rec Lot Portion. Seller acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports. Notwithstanding Section 4.9 above, Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller’s reliance thereon or arising out of the fact that Purchaser merely conducted such tests or studies, so long as Purchaser makes reasonable effort not to aggravate any pre-existing liability of Seller once discovered by Purchaser.

ARTICLE 5 - Title and Survey

5.1     Title Commitment. Seller shall deliver to Purchaser its existing title policy or commitment in accordance with Section 4.1 hereof. Purchaser shall have the right during the Inspection Period to order from the Title Company: (i) a current commitment for title insurance or preliminary title report for the Real Property and the Rec Lot Portion (the “Title Commitment”), and (ii) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property and/or the Rec Lot Portion, and Purchaser shall deliver such Title Commitment to Seller within five (5) business days following the date on which Purchaser receives the Title Commitment.

5.2     New or Updated Survey. Seller shall deliver to Purchaser its existing survey in accordance with Section 4.1 hereof (the “Existing Survey”). If Purchaser desires to have the Existing Survey updated or re-certified, Purchaser will coordinate such revisions and/or recertification with the surveyor directly or Purchaser may have a new survey of the Property and the Rec Lot Portion (or portion thereof) completed, in any case with the costs of said revised or re-certified survey or new survey (such revised and/or recertified Existing Survey new survey, the “Survey”) to be allocated as set forth in Section 1.2 hereof. Purchaser agrees to cause the Survey to be certified to, among others, Seller.

5.3     Title Review. [****]. The failure of Purchaser to provide such Purchaser’s Initial Title Objection Notice to Seller prior to the expiration of the Initial Title Objections Period shall constitute a waiver of all of Purchaser’s rights under this Section 5.3, except with respect to Subsequent Title Objections (defined below). Within five (5) days after receipt of any updates or revisions to the Title Commitment or Survey, as the case may be, but in no event later than the Closing Date, Purchaser shall furnish copies thereof to Seller’s counsel, together with Purchaser’s notice (“Purchaser’s Subsequent Title Objection Notice”; and, together with Purchaser’s Initial Title Objection Notice, a “Title Objection Notice”) setting forth any further Title Objections based on the updated Title Commitment or Survey, excepting, however, matters that are Permitted Exceptions (“Subsequent Title Objections”). Seller shall have [****], to advise Purchaser in writing whether or not Seller will remedy any Title Objection set forth in a Title Objection Notice. Notwithstanding anything to the contrary contained herein, Seller shall be required to remove all Mandatory Cure Items at or prior to Closing. If Seller fails to respond within the Seller Response Period, Seller shall be deemed to have timely notified Purchaser as of the last day of the Seller Response Period that Seller will not remedy the Title Objection at issue. In the event Seller notifies (or is deemed to have notified) Purchaser it does not intend to remedy any Title Objection, Purchaser shall have the right to terminate this Agreement by giving written notice of Purchaser’s election to so terminate (in which case the Earnest Money shall be returned to Purchaser, and Seller and Purchaser shall have no further obligations under this Agreement except for obligations that expressly survive such termination) not later than the earlier of: (x) five (5) business days following Seller’s notice (or deemed notice) that it will not remedy the Title Objection at issue; and (y) the Closing Date, time being of the essence, failing which the Title Objection at issue shall be and be deemed to be a Permitted Exception. If Seller is unable by the Closing Date to arrange for the Title Company to agree to omit from Purchaser’s Title Commitment any Title Objection that Seller agreed in writing to remedy, then Seller may adjourn the Closing from time to time for a reasonable period of time (the “adjournment period”) not in excess of [****] in the aggregate in order to attempt to arrange for omission of any Title Objection. If the Title Company shall not agree during the adjournment period to omit any Title Objection that Seller agreed in writing to remedy and shall not agree to provide affirmative insurance without additional premium, Seller will be in default of this Agreement. The term “Permitted Exceptions” shall mean: the matters set forth on Exhibit J annexed hereto and made a part hereof; matters set forth in the Title Commitment as of the effective date thereof; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period; the Declaration (defined in Section 12.10); any documents required to be recorded as a condition of Final Project Approvals and any subdivision plat required to be recorded to create the Residential Lot, the MOB Lot and the Recreation Lot; and real estate taxes not yet due and payable (or for which Purchaser is otherwise responsible in accordance with Section 8.1). For avoidance of doubt, it is acknowledged and agreed that nothing in this Section 5.3 shall affect Purchaser’s rights under Section 4.3.

5.4     Mandatory Cure Items. Notwithstanding anything contained in this Agreement to the contrary, Seller shall take, without notice by Purchaser to Seller objecting to the same, such actions as may be required so that the Title Company is willing to issue a standard form title policy to Purchaser without exception for (collectively, “Mandatory Cure Items”): (i)  exceptions relating to Seller’s authority to enter into and consummate the transaction; (ii) standard printed exceptions relating to parties in possession; (iii) any unpaid real estate taxes and assessments for any fiscal year or period prior to the fiscal year or period in which occurs the Closing; (iv) mechanic’s and materialmen’s liens first arising after the Effective Date for work performed (or alleged to have been performed) by or on behalf of Seller; (v) any exception related to any existing mortgage encumbering the Property or the Rec Lot Portion created by Seller including related financing instruments; (vi) any encumbrances created, consented to or affirmatively permitted by Seller after the Effective Date that are not Permitted Exceptions; and (vii) any other monetary lien or judgment entered against Seller (and not caused by Purchaser) that can be discharged of record by the payment of a liquidated sum of money not to exceed [****]. Should Seller so elect, Mandatory Cure Items shall be deemed “removed from title” upon the deposit by Seller (which may be from proceeds of the Purchase Price) with the Title Company at Closing of funds sufficient to pay the underlying obligation relating to such Mandatory Cure Items, provided that the Title Company is willing to omit the title encumbrance relating thereto without any additional cost or premium to Purchaser. Seller shall have the right, at Closing, to use the balance of the Purchase Price to be paid at Closing to cure any Mandatory Cure Item to be cured pursuant to this Section 5.4.

ARTICLE 6 - Operations and Risk of Loss

6.1     Ongoing Operations. From the Effective Date through Closing:

6.1.1     [Intentionally deleted.]

6.1.2     Contracts. Seller will not enter into any contract that will be an obligation affecting the Property or the Rec Lot Portion subsequent to the Closing.

6.1.3     Maintenance of Improvements. Purchaser agrees that Seller shall have no obligation to maintain the Property in any particular condition or state of repair, except that Seller agrees to maintain the Property in such condition and state of repair as is consistent with Seller’s past practices, but without any obligation to make capital repairs, replacements or improvements, shall have no obligation to cure and/or remedy any open permits or violations that may exist as of the Effective Date or arise thereafter or to make any improvements to the Property, and that the Property shall be conveyed to and accepted by Purchaser in such condition and state of repair as may exist on the Effective Date, subject to such reasonable wear, tear and deterioration as may occur between the Effective Date and the Closing Date. Seller agrees to keep in place until the Closing its existing policies of insurance with respect to the Property and the Rec Lot Portion. Notwithstanding anything to the contrary in this Section 6.1.3, Seller agrees to cure and/or remedy on or prior to the Closing any violations arising in respect of the Property and/or the Rec Lot Portion after the Effective Date so long as the aggregate cost to cure all such violations does not exceed [****] (the “Violations Cap”). In the event the aggregate cost to cure all such violations exceeds the Violations Cap and Seller does not agree to cure and/or remedy the same within ten (10) days following Purchaser’s written request, Purchaser shall have the right to terminate this Agreement by giving Seller written notice of such election not later than five (5) days after the end of said ten (10) day period, whereupon Escrow Agent shall deliver the Earnest Money and accrued interest thereon, if any, to Purchaser (less any portion thereof that has become non-refundable in accordance with Section 12.8) and this Agreement shall terminate and cease to be of further force and effect and neither party shall have any further obligation or liability hereunder to the other, except as expressly set forth in this Agreement to the contrary. If Purchaser fails to terminate this Agreement as provided in this Section 6.1.3, Purchaser will be deemed to have waived its right to terminate under this Section 6.1.3 and shall accept the Property subject to all violations, this Agreement shall continue in full force and effect without modification whatsoever, except that, at Closing, Seller shall credit against the balance of the Purchase Price then due the sum of [****], less any sums theretofore incurred or paid by Seller to cure and/or remedy violations in accordance with this Section 6.1.3. If there occurs any violation that Seller is otherwise required to cure and/or remedy under this Section 6.1.3 the existence of which causes any Governmental Authority (defined below) to decline to process Purchaser’s applications for Purchaser’s Approvals (defined below) (an “Impeding Violation”), Seller agrees to spend, in advance of the Closing, such sums not in excess of the Violations Cap to promptly cure the Impeding Violation.

6.1.4     [****].

6.1.5     Notices. Seller shall promptly furnish to Purchaser copies of any material notices that it receives from any governmental agency with respect to the Property and/or the Rec Lot Portion.

6.1.6     Zoning. Seller shall not consent to any zoning change, variance, subdivision, lot line adjustment or similar change with respect to the Property and/or the Rec Lot Portion, except as contemplated in Article 12.

6.1.7     Exclusivity. From the date of this Agreement until the Closing and so long as Purchaser is not in default hereunder, Seller shall not cause the Broker to continue to market the Property and/or the Rec Lot Portion, engage in negotiations to sell the Property and/or the Rec Lot Portion, solicit any parties to bid on the Property and/or the Rec Lot Portion or enter into any other contract to sell the Property and/or the Rec Lot Portion.

6.2     Damage. The provisions of the Uniform Vendor and Purchaser Risk Act (§5-1311 of the General Obligations Law) shall not apply to this Agreement. If, prior to the Closing, the Property, or any part thereof, is damaged as the result of fire or other casualty (a “Casualty”), then Seller shall promptly notify Purchaser thereof, but Purchaser shall nevertheless purchase the Property in its “as is” condition and close the transaction as provided herein without any deduction from the Purchase Price. The parties agree that in the event of any casualty, Seller shall retain the right to receive any and all insurance proceeds that may be payable as a result of such casualty and the same shall not be assigned to Purchaser at Closing, nor shall Purchaser receive any credit therefor.

6.3     Condemnation. The provisions of the Uniform Vendor and Purchaser Risk Act (§5-1311 of the General Obligations Law) shall not apply to this Agreement. If, prior to the Closing, the Property, the Rec Lot Portion or any part thereof (other than an immaterial portion of the Property or the Rec Lot Portion determined as hereinafter provided), is taken by condemnation or similar proceeding or action (or is the subject of a pending or contemplated condemnation or similar proceeding or action which has not been consummated) (a “Taking”), then Seller shall promptly notify Purchaser thereof, and Purchaser shall have the right, in its sole determination, to terminate this Agreement by written notice to Seller given not later than thirty (30) days after the date Seller notifies Purchaser of the Taking. If Seller shall fail to give such notice, Purchaser shall nevertheless have the right to terminate this Agreement by written notice to Seller given not later than thirty (30) days after Purchaser shall have learned of such Taking. If, prior to the Closing Date, a Taking occurs in respect of an immaterial portion of the Property or the Rec Lot Portion or, if a Taking occurs in respect of a material portion of the Property but Purchaser does not exercise Purchaser’s right to cancel as aforesaid, then, in either case, Purchaser shall purchase the Property in its “as is” condition and close the transaction as provided herein without any deduction from the Purchase Price, and Seller shall assign to Purchaser at Closing Seller’s interest, if any, in any condemnation award in respect of such Taking. So long as this Agreement has not been terminated and Purchaser is not in default of this Agreement beyond any cure period set forth in Section 10.2, Seller shall not settle or compromise any claim for such award without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. So long as this Agreement has not been terminated and Purchaser is not in default of this Agreement beyond any cure period set forth in Section 10.2, Purchaser shall have the right to participate in any condemnation proceeding. For purposes of this Section 6.3 an “immaterial” portion of the Property or the Rec Lot Portion shall mean any portion of the Property or the Rec Lot Portion the taking of which does not materially and adversely affect Purchaser’s ability to develop the Property for the Project (defined in Section 12.1.1). In the event Purchaser shall elect to terminate this Agreement as provided in this Section 6.3, this Agreement shall terminate, the Earnest Money and accrued interest thereon, if any, promptly shall be returned to Purchaser, and neither party shall have any further obligations to the other hereunder except any obligations expressly provided in this Agreement to survive termination. Purchaser acknowledges that the Bus Stop Taking (defined in Section 9.1.4) and/or any similar takings are takings in respect of an immaterial portion of the Property.

6.4     Tax Grievances. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding (each, herein referred as a “Tax Proceeding”) affecting real estate taxes assessed against the Property and/or the Rec Lot Portion for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser in Purchaser’s reasonable discretion. Real estate tax refunds and credits received after the Closing Date, which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing. Real estate tax refunds and credits which are attributable to fiscal tax years prior to the fiscal tax year during which the Closing Date occurs shall be received and retained solely by Seller. Upon the Closing, Seller shall remain solely responsible for the continued prosecution of any protest or reduction proceeding filed for the fiscal year(s) in which the Closing occurs. The obligations in this Section 6.4 shall survive the Closing.

6.5     [****]

6.5.1     [****].

6.5.2     [****].

6.5.3     [****].

6.5.4     [****].

6.5.5     For purposes of this Section 6.5: (i) “Base Remediation Cost Cap” shall mean [****]; (ii) “Remediation Cost Cap” means the Base Remediation Cost Cap; provided, however, [****]; and (iii) “Required Escrow Amount” means: (1) if Seller delivers Seller’s Nullification Notice following Purchaser’s election to terminate in accordance with clause (A) of Section 6.5.4, an amount equal to one hundred twenty five percent (125%) of the estimated amount required to remediate the Non-Required Environmental Cure Item(s), such estimated amount to be determined in the same manner as the estimated cost of a Required Environmental Remediation Cure Item; or (2) if Purchaser elects to proceed in accordance with clause (B) of Section 6.5.4, an amount equal to the lesser of one hundred twenty five percent (125%) of the Aggregate Estimated Remediation Costs and the Remediation Cost Cap.

6.5.6     [****].

6.6     [****].

ARTICLE 7 - Closing

7.1     Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date “via the mails” using the services of Escrow Agent (or at a location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank designated by Escrow Agent. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. Anything contained herein to the contrary notwithstanding, Purchaser shall have the one time right following the satisfaction of Purchaser’s Permitting Contingency to extend the Closing Date for up to [****] upon written notice to Seller given not later than five (5) days prior to the then Closing Date so long as Purchaser, at the time it gives Seller its extension notice as aforesaid, pays to Seller in immediately available federal funds, pursuant to wire transfer instructions provided by Seller, [****], which sum shall be and be deemed to be fully earned and non-refundable, except in the event this Agreement is terminated in accordance with Section 10.2 (in which event Seller shall be obligated to return such sum to Purchaser), but shall be credited against the balance of the Purchase Price due at Closing. Anything contained herein to the contrary notwithstanding, either party shall have the one time right to extend the Closing Date for up to one hundred eighty (180) days upon written notice to the other given not later than three (3) days prior to the then Closing Date if the closing condition set forth in Section 7.2.5 has not been satisfied as of such date.

7.2     Conditions to Parties’ Obligation to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

7.2.1     Representations and Warranties. The other party’s representations and warranties contained herein shall be true and correct in all material respects as required by this Agreement;

7.2.2     Deliveries. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing and shall have performed all other material obligations to be performed by such party at or prior to Closing;

7.2.3     Actions, Suits, etc. The other party shall not be a party to or the subject of any pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, that would materially and adversely affect the other party’s ability to perform its obligations under this Agreement;

7.2.4     Title Obligations. Seller shall have complied with its obligations set forth in Article 5;

7.2.5     [****]. [****];

7.2.6     Service Contracts. As of the Closing Date, there shall be no service contracts in effect with respect to the Property or the Rec Lot Portion;

7.2.7     Municipal Parcels Approval. (i) The Municipal Parcels Approval shall have been obtained and all applicable appeals periods shall have expired without any legal challenge having been made or, if made, such challenge was finally resolved in favor of issuance of the Municipal Parcels Approval, and (ii) the Town shall have conveyed (or contemporaneously with the closing convey) the Municipal Parcels to the Association for consideration of not more than [****] ([****]);

7.2.8     Purchaser’s Permitting Contingency. Purchaser’s Permitting Contingency (defined in Section 12.1.1) shall have been satisfied (or deemed satisfied) by the Outside Date (defined in Section 12.1.1) or waived as provided in Article 12; and

7.2.9     Association Disclaimer and Release. The Association shall have executed and delivered to Seller the Association Disclaimer and Release substantially in the form annexed hereto and made a part hereof as Exhibit O.

For avoidance of doubt, the conditions set forth in Sections 7.2.4, 7.2.5, 7.2.6 and 7.2.8 are for Purchaser’s benefit, the conditions set forth in Sections 7.2.1, 7.2.2, 7.2.3 and 7.2.7 are for each of the parties’ respective benefit and the condition set forth in Section 7.2.9 is for Seller’s benefit.

So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), such party may, in its sole discretion and as its sole and exclusive remedy if the provisions of Article 10 do not apply, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event the party benefiting from the condition elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of the condition, said party shall be deemed to have waived the condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing. In the event any of the conditions set forth in this Section 7.2 are neither waived nor satisfied on the Closing Date and the provisions of Article 10 do not apply, Seller or Purchaser (as applicable) may elect to terminate this Agreement and, except as otherwise set forth in this Agreement to the contrary, the Earnest Money shall be returned to Purchaser, and thereafter, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement.

7.3     Seller’s Deliveries in Escrow. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

7.3.1     Deed. A bargain and sale deed in the form attached hereto as Exhibit B and otherwise acceptable for recordation under the law of the state where the Property is located, executed and acknowledged by Seller, conveying to Purchaser Seller’s interest in the Real Property (the “Deed”);

7.3.2     [Intentionally deleted.];

7.3.3     Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property (i.e., forms RP-5217 and TP-584);

7.3.4     FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

7.3.5     Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller, reasonably satisfactory to the Title Company;

7.3.6     Title Affidavit. A title affidavit in the form of Exhibit D attached hereto and made a part hereof;

7.3.7      Declaration. To the extent not theretofore recorded, the Declaration (defined in Section 12.10), executed and acknowledged by Seller, which Declaration will be recorded immediately prior to the Deed and the Recreation Lot Deed (defined below);

7.3.8     [Intentionally deleted.]

7.3.9     Recreational Lot Deed and Transfer Tax Forms. A bargain and sale deed in the form attached hereto as Exhibit B and otherwise acceptable for recordation under the law of the state where the Property is located, executed and acknowledged by Seller, conveying to the Association Seller’s interest in the Rec Lot Portion, subject only to the Permitted Exceptions (the “Recreation Lot Deed”). Seller will also execute and deliver such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of Seller’s interest in the portion of the Seller Land comprising a portion of the Recreational Lot (i.e., forms RP-5217 and TP-584). To the extent any NYS Real Property Transfer Tax is due in connection with the conveyance described in this Section 7.3.9, the same shall be paid by the parties in the same manner as NYS Real Property Transfer Tax is paid in respect of the Property, as if Purchaser and not the Association were acquiring the Recreation Lot. Counterparts of the conveyance and/or transfer tax forms for the Recreation Lot shall be signed by an authorized signatory of the Association and deposited in escrow with Escrow Agent at or prior to the Closing. The documents in this Section 7.3.9 need not be delivered at Closing to the extent the Association has theretofore acquired title to the Rec Lot Portion; and

7.3.10     Certificate of Representations and Warranties. A certificate, dated as of the Closing Date, executed by Seller, stating that the representations and warranties of Seller contained in Section 9.1 hereof are true, correct and complete in all material respects as of the Closing Date, except to the extent any such representation or warranty is stated to be made as of the Effective Date or another date, in which case such representation or warranty shall continue to be true, correct and complete in all material respects as of the Effective Date or such other date.

7.4     Purchaser’s Deliveries in Escrow. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

7.4.1     [Intentionally deleted.];

7.4.2     Authority. Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser, reasonably satisfactory to Seller;

7.4.3     Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of Real Property (i.e., forms RP-5217 and TP-584);

7.4.4     [Intentionally deleted.]; and

7.4.5     Certificate of Representations and Warranties. A certificate, dated as of the Closing Date, executed by Purchaser, stating that the representations and warranties of Purchaser contained in Section 9.2 hereof are true, correct and complete in all material respects as of the Closing Date.

7.5     Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent an executed closing statement consistent with this Agreement in the form required by Escrow Agent.

7.6     Purchase Price. At or before 2:00 p.m. local time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money, plus or minus applicable prorations and other adjustments as provided in this Agreement, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent’s escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer).

7.7     Possession. Seller shall deliver possession of the Property to Purchaser at the Closing, subject only to the Permitted Exceptions.

7.8     Delivery of Books, Records and Keys. Upon the Closing, Seller or Seller’s property manager, to the extent not previously delivered to Purchaser, shall make available to Purchaser at Seller’s or its property manager’s offices to the extent in Seller’s or its property manager’s possession or control: (i) maintenance records and warranties; (ii) plans and specifications; and (iii) keys and other access control devices.

ARTICLE 8 - Prorations, Deposits, Commissions

8.1     Prorations. At Closing, the following items shall be prorated as of 11:59 p.m. on the date immediately preceding the date of Closing with all items of income and expense for the Property being borne by Purchaser from and after (but including) the date of Closing: real estate taxes and assessments (each, a “Tax” and, collectively, “Taxes”) for the then-current fiscal period in which the Closing occurs, and utilities. Specifically, the following shall apply to such prorations:

8.1.1     Taxes. Taxes shall be apportioned on the basis of the fiscal period for which assessed. If Closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation. If, on the Closing Date, the Property or any part thereof shall be or shall have been affected by assessments which are or which may become payable in annual installments of which the first installment is then a charge or lien or has been paid, then, for the purposes of this Agreement, all of the unpaid installments (except the installment, if any, that covers the period during which the closing occurs which shall be apportioned between Seller and Purchaser as of the Closing Date based on the number of days in said period) of any such assessments, including those which are to become due and payable after the Closing Date, shall be deemed Permitted Exceptions and shall be paid and discharged by Purchaser after the Closing Date. Notwithstanding anything contained herein to the contrary, for purposes of the adjustment to be made under this Section 8.1 with respect to real estate taxes, it is agreed that the real estate tax adjustments for the Property shall be calculated and adjusted as if the entire Seller Land and Seller Land Improvements were being conveyed to Purchaser, but, once so calculated and adjusted, Purchaser shall be responsible for paying and/or receive the benefit of Purchaser’s Share (defined below) of the adjustment. [****]. The obligations in this Section shall survive the Closing. For purposes of this Article 8: (i) “Purchaser’s Share” means the quotient obtained after dividing the square footage of the MOB Lot by the Square footage of the Residential Lot and the MOB Lot, expressed as a percentage; and (ii) “Seller’s Share” means the quotient obtained after dividing the square footage of the Residential Lot by the Square footage of the Residential Lot and the MOB Lot, expressed as a percentage.

8.1.2     Utilities. Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall ensure that all utility meters are read not later than one (1) day prior to the Closing Date. Seller shall pay all utility charges owing through and including 11:59 p.m. on the date immediately preceding the date of Closing (and unfixed charges, if any, shall be apportioned on the basis of the last reading), such obligation to survive the Closing. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date. Notwithstanding anything herein to the contrary, it is the intention of the parties that Seller terminate all contracts and accounts it has with the applicable utility provider as of the Closing Date and that Purchaser will establish its own contracts and accounts with such providers and that adjustments for utilities shall only be made where the Seller’s account or contract with a utility provider cannot be terminated as of the Closing Date.

8.2     Closing Costs. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2. Each of Seller and Purchaser agrees to indemnify, defend and hold harmless the other from and against any and all loss, liability, damage, obligation, judgment, claim, suit, action, proceeding, cost and/or expenses including, without limitation, reasonable attorneys’ fees and disbursements, incurred by such party arising out of or in any way related to the indemnifying party’s failure to pay any NYS Real Property Transfer Tax it is required to pay under this Agreement, such obligation to survive Closing.

8.3     Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing, but in any event not more than six (6) months after Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. All such rights and obligations shall survive the Closing for a period of six (6) months. The parties also agree to readjust post-Closing for any errors in apportionments, such obligation to survive the Closing for a period of ninety (90) days.

ARTICLE 9 - Representations and Warranties

9.1     Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that:

9.1.1     Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

9.1.2     Conflicts and Pending Actions. There is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Agreement. To Seller’s knowledge, there is no action or proceeding pending or threatened against Seller or relating to the Property or the Rec Lot Portion, which, if adversely determined, could reasonably be expected to impair Seller’s ability to execute or perform its obligations under this Agreement.

9.1.3     [Intentionally deleted].

9.1.4     Notices from Governmental Authorities. To Seller’s knowledge, as of the Effective Date, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, the Rec Lot Portion or any part thereof, that has not been corrected, except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser. In addition, as of the Effective Date: (i) Seller has not received from any governmental authority written notice of any condemnation proceeding pending against the Property or the Rec Lot Portion; and (ii) to Seller’s knowledge, no condemnation proceeding is threatened against the Property or the Rec Lot Portion; provided, however, Purchaser acknowledges that Seller has advised Purchaser that the State of New York and/or the County of Westchester has advised Seller that there will likely be a taking of a portion of the Seller Land fronting on Crompond Road for purposes of road widening and creating a bus stop, the cost of construction of which is to be borne by the owner of the MOB Lot (the “Bus Stop Taking”).

9.1.5     FIRPTA. Seller is not a "foreign person" as such term is defined under Section 1445(f)(3) of the Internal Revenue Code, as amended (the "Code"), relating to the transfer of U.S. real property interests by foreign persons.

9.1.6     [****].

9.1.7     Environmental. To Seller’s knowledge, as of the Effective Date, except as may be set forth in the Property Documents, Seller has received no written notice that the Property or the Rec Lot Portion is in violation of or subject to any existing, pending or threatened investigation, action, litigation or inquiry by any governmental authority or to any remedial obligations to governmental authorities or private parties under any applicable federal, state or local laws, regulations or ordinances pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the laws of the State of New York. Except as may be set forth in the Property Documents, as of the Effective Date, Seller is not aware of the current or past presence of any Hazardous Materials (defined in Section 11.4) in, on, or under the Property or the Rec Lot Portion in violation of applicable laws. To Seller’s knowledge, Seller has delivered or made available to Purchaser all material third-party environmental reports or assessments with respect to the Property and the Rec Lot Portion in Seller’s possession.

9.1.8     Bankruptcy. No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar laws.

9.1.9     Employees. As of the Closing Date, Seller shall have no employees at the Property or the Rec Lot Portion.

9.1.10     ERISA. Seller is not, and is not acting on behalf of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code, or (iii) an entity deemed to hold “plan asset” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3 101, as modified by Section 3(42) of ERISA. None of the transactions contemplated by this Agreement are in violation of any state statutes applicable to Seller regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

9.1.11     Prohibited Persons. Neither Seller nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Seller) is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO3224, (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) – (v) above are herein referred to as a “Prohibited Person”). Seller covenants and agrees that neither Seller nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Seller) shall (aa) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (bb) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

9.1.12     [****].

9.2     Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

9.2.1     Organization and Authority. Purchaser has been duly organized and is validly existing as a limited liability company in good standing in the State of Delaware (and any assignee of Purchaser pursuant to Section 13.1 has been duly organized and is validly existing as the type of entity stated in its signature block and is in good standing in its state of organization and is or will be as of the Closing Date qualified to do business in the state in which the Real Property is located). Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

9.2.2     Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser, which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

9.2.3     Prohibited Persons. Neither Purchaser nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Purchaser) is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224, (ii) whose name appears on the OFAC most current list of “Specifically Designated National and Blocked Persons”, (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO3224, (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) who is otherwise affiliated with any Prohibited Person. Purchaser covenants and agrees that neither Purchaser nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Purchaser) shall (aa) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (bb) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

9.2.4     Bankruptcy. No petition has been filed by Purchaser, nor has Purchaser received written notice of any petition filed against Purchaser under the Federal Bankruptcy Code or any similar laws.

9.2.5     [****].

The foregoing representations shall be automatically remade by any assignee of this Agreement pursuant to Section 13.1.

9.3     Survival of Representations and Warranties; Limitation of Liability. The representations and warranties set forth in this Article 9 are made as of the date of this Agreement and, except where expressly made as of the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of six (6) months (the “Survival Period”). If any representation or warranty made by Seller in this Agreement is not true and correct in all material respects as a result of a matter, event or circumstance beyond Seller’s reasonable control, Purchaser may not consider same as an event of default or breach hereunder; but rather, in such case, and following written notice from Seller of such materially untrue or incorrect representation or warranty, which notice Seller shall give to Purchaser not later than five (5) days after Seller learns of the same, Purchaser may, at Purchaser’s option and as Purchaser’s sole and exclusive remedy, not later than five (5) days after Seller’s notice as above provided, proceed as set forth in the last grammatical paragraph of Section 7.2. Terms such as “to Seller’s knowledge,” “to the best of Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Peter Pitsiokos (“Seller’s Employee”), without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Seller’s Employee or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, but only on the following conditions: (i) the party bringing the action for breach first learns of the breach after Closing and files such action within the Survival Period, and (ii) neither party shall have the right to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds [****]. Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing or that was contained in the Property Documents. Furthermore, Purchaser agrees that the aggregate maximum liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement is limited to Purchaser’s actual damages incurred as a direct result of Seller’s breach of any or all representations or warranties under this Agreement, up to, but not to exceed, [****]. In no event shall Seller or Purchaser be liable to the other for incidental, consequential, or punitive damages as a result of the breach of any or all representations or warranties set forth in this Agreement. The provisions of this Section 9.3 shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by Article 10.

ARTICLE 10 - Default and Remedies

10.1     Seller’s Remedies. If (i) Purchaser fails to perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by Seller to perform hereunder, or (ii) if prior to Closing any one or more of Purchaser’s representations or warranties are breached in any material respect, and in either case are not cured [****] from receipt of notice (which written notice shall describe all defaults and breaches with reasonable specificity) from Seller of such breach, provided the Closing Date shall in no way be delayed as a result of any cure period, then Seller shall be entitled, as its sole remedy (except as provided in Sections 4.9, 10.3, 10.4 and 12.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser under this Agreement that survives the Closing. Purchaser agrees to give Seller written notice of any breach of a Purchaser representation not later than five (5) days following Purchaser becoming aware of the breach.

10.2     Purchaser’s Remedies. [****].

10.3     Attorneys’ Fees. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such transaction.

10.4     Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

ARTICLE 11 – Disclaimers and Release

11.1     Disclaimers By Seller. Except as expressly set forth in this Agreement and in any document executed by Seller and delivered to Purchaser at Closing, it is understood and agreed that Seller has not at any time made and is not now making, and it specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to the Property or the portion of the Seller Land that will comprise a portion of the Recreation Lot (the “Rec Lot Portion”), including, but not limited to, warranties or representations as to (i) matters of title, (ii) environmental matters relating to the Property, the Rec Lot Portion or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property or the Rec Lot Portion, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property, the Rec Lot Portion or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property, the Rec Lot Portion or any portion thereof may be subject, (ix) the availability of any utilities to the Property, the Rec Lot Portion or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Property, the Rec Lot Portion or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property, the Rec Lot Portion or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property, the Rec Lot Portion or any part thereof, (xiii) the condition or use of the Property or the Rec Lot Portion or compliance of the Property or the Rec Lot Portion with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Property or the Rec Lot Portion or fitness of the Property or the Rec Lot Portion for any particular purpose, (xvi) the truth, accuracy or completeness of the Property Documents, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property or the Rec Lot Portion.

11.2     Sale “As Is, Where Is.” Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement and in any document executed by Seller and delivered to Purchaser at Closing, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or the Rec Lot Portion or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property and/or the Rec Lot Portion) made or furnished by Seller, or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property and becoming a member in the Association (defined below) and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property and the Rec Lot Portion as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property and the Rec Lot Portion as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the Rec Lot Portion and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property or the Rec Lot Portion, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser’s inspections and investigations.

11.3     Seller Released from Liability. Purchaser acknowledges that it will have the opportunity to inspect the Property and the Rec Lot Portion during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and the Rec Lot Portion and adjacent areas as Purchaser deems necessary, and upon the occurrence of the Closing Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility, obligations, claims, demands and liability whatsoever regarding the physical condition, valuation, salability or utility of the Property and the Rec Lot Portion, or its suitability for any purpose whatsoever, past, present and future, including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property or the Rec Lot Portion under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property, and further including, but not limited to, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”). Further, by Closing this transaction Purchaser will be deemed to have WAIVED any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property or the Rec Lot Portion is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property or the Rec Lot Portion. Upon the occurrence of the Closing, Purchaser further assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the Rec Lot Portion and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. Notwithstanding the foregoing, the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Purchaser may have against Seller with respect to (i) a breach of any of Seller’s representations and warranties set forth in this Agreement, but subject to any limitation on survival after the Closing set forth in this Agreement, (ii) any of the obligations of Seller under this Agreement that expressly survive Closing, but subject to any limitation on survival after the Closing set forth in this Agreement, or (iii) any acts constituting fraud by Seller, as determined by a court of competent jurisdiction in a non-appealable decision.

11.4     “Hazardous Materials” Defined. For purposes hereof, “Hazardous Materials” means “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

11.5     Survival. The terms and conditions of this Article 11 shall expressly survive the Closing and shall not merge with the provisions of any closing documents.

Purchaser acknowledges and agrees that the disclaimers and other agreements set forth in this Article 11 are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

ARTICLE 12 – Permitting Contingency

12.1     Purchaser’s Project.

12.1.1     [****].

12.1.2     For purposes of this Agreement, “Final Project Approvals” shall mean: (A) the obtainment by Purchaser of: (i) all approvals from Governmental Authorities (defined below) as Purchaser reasonably requires to develop, use and operate the Project including, without limitation: (1) Town site plan approval for the Project, together with any deviations, exceptions, design waivers, bulk variances or the like (collectively, a “Variance”), provided, however, Purchaser shall not request a Variance without Seller’s consent, which shall not be unreasonably withheld, conditioned or delayed (“Site Plan Approval”); (2) Town approval of a zoning amendment to incorporate the Property into the MOD permitting the Project; (3) Town subdivision approval or internal property subdivision (“Subdivision Approval”) as permitted in the MOD zoning regulations as and to the extent necessary to allow for: (x) the conveyance of the MOB Lot to Purchaser; and (y) the conveyance of the Recreation Lot to the Association; and (4) Town approval to convey to the Association for consideration of not more than [****] ([****]), as part of the creation of the Recreation Lot above mentioned, the following lots identified on the Town Tax Map: Section 33.11, Block 3, Lots 6, 7 and 8 (herein, the “Municipal Parcels”) as and to the extent and subject to and in accordance with said Town approval (the “Municipal Parcels Approval”), but as to the approvals described in this Section 12.1.2(A)(i), expressly excluding any zoning amendment (other than as described in clause (2) of Section 12.1.2(A)(i) or building permit; and (ii) [****]; and (B) the expiration of any applicable appeals period with respect to the approvals described in Section 12.1.2(A) without any appeals or legal challenges having been made or, if made, such appeals or legal challenges have resulted in a final determination in favor of the issuance of same; provided, however, the parties agree that the appeals period for the zoning amendment described in clause (2) of Section 12.1.2(A)(i) shall not exceed one hundred twenty (120) days (the approvals described in Section 12.1.2(A)(i) and (ii) herein referred to collectively as “Purchaser’s Approvals”). In addition, for purposes of this Agreement, “Governmental Authority” and “Governmental Authorities” means each and every federal, state, county and/or local governmental or quasi-governmental authority, agency, bureau, board, commission and body having jurisdiction over the Project.

12.1.3     The parties agree that Purchaser’s Permitting Contingency shall not be deemed to have been satisfied if the conditions of Final Project Approvals would require the aggregate expenditure of more than [****] for on-site improvements (including improvements to the Residential Lot, the MOB Lot and the Recreation Lot) not included in or contemplated by Purchaser’s Proposed Approval and/or the Residential Lot Approvals (and expressly excluding sums that are the subject of Section 12.9) and/or require the performance of work or are subject to conditions not typical of: (x) the Project to be undertaken by Purchaser; or (y) the Town for projects similar to the Project including as to use, size, density, traffic and environmental impacts, parking, landscaping, and infrastructure irrespective of the cost thereof including, without limitation, impact fees, below market rate fees, recreation fees and the like. For avoidance of doubt, the parties agree that any condition of Final Project Approvals that conditions the: (i) development of the MOB Lot on the prior or simultaneous commencement, continuation or completion of the development of the Residential Lot; or (ii) issuance of a Certificate of Occupancy for the Project on the commencement or completion of the development of the Residential Lot shall, at Purchaser’s election, render Purchaser’s Permitting Contingency not to have been satisfied.

12.2     Purchaser’s Proposed Approval.

12.2.1     Purchaser, as soon as practicable, but in no event later than [****] after the expiration of the Inspection Period, shall, at Purchaser’s sole cost and expense, apply for Purchaser’s Approvals, other than those of Purchaser’s Approvals for which Site Plan Approval is required in order to process an application, which may be deferred until after Site Plan Approval (all of which shall be materially consistent with Purchaser’s Proposed Approvals (defined below)) from applicable Governmental Authorities including, without limitation, the Town, and Purchaser shall thereafter diligently, in good faith and using commercially reasonable efforts, pursue such application(s) to completion. Purchaser agrees that the Existing Site Plan and the Conceptual Plan are generally acceptable to Purchaser and that Purchaser’s Approvals shall be substantially in accordance with the Existing Site Plan and the Conceptual Plan, subject to such modifications as Purchaser may reasonably require to allow for the Project as contemplated by this Agreement, taking into account nevertheless the unified nature of the Existing Site Plan. Purchaser shall, promptly following the end of the Inspection Period, submit to Seller draft applications for Site Plan Approval, Subdivision Approval and the Municipal Parcels Approval (including, without limitation, all drawings, studies, reports and maps (collectively, “Purchaser’s Proposed Approval”) for Seller’s reasonable approval (the revision/submission, review, approval/disapproval and request for revisions process described in this Section 12.2 herein referred to as the “Review Process”).

12.2.2     Purchaser agrees that Purchaser’s Approvals and Purchaser’s Proposed Approval shall be in accordance with the Zoning Ordinance and the MOD zoning regulations, each as then in effect or, as to the MOD zoning regulations, if not yet adopted, as then proposed, subject to Purchaser’s right to seek a Variance in accordance with Section 12.1.2. [****]. Seller shall have twenty (20) days after receipt of any request of Purchaser for approval of Purchaser’s Proposed Approvals to approve or disapprove the same and, if Seller fails to approve Purchaser’s Proposed Approvals, it shall provide a reasonably detailed description of the reasons therefor (herein referred to as “Seller’s Request for Revisions”). Seller agrees it would be unreasonable for Seller to raise objection to any portion of Purchaser’s Proposed Approvals that is substantially consistent with the Conceptual Plan. Purchaser shall thereupon have ten (10) days to revise Purchaser’s Proposed Approvals to address the issues raised in Seller’s Request for Revisions and resubmit the revised Purchaser’s Proposed Approvals to Seller for approval. Seller shall have seven (7) days after receipt of any request of Purchaser for approval of Purchaser’s revised Purchaser’s Proposed Approvals to approve or disapprove the same and, if Seller fails to approve Purchaser’s revised Purchaser’s Proposed Approvals, it shall provide Purchaser with a Seller’s Request for Revisions. The Review Process shall continue, with each party having seven (7) days to revise/resubmit, review and approve/disapprove, until Seller approves Purchaser’s Proposed Approvals. If Seller has not approved Purchaser’s Proposed Approvals by the end of the [****] period following the Inspection Period, this Agreement shall automatically terminate and, following Escrow Agent’s return of the Earnest Money to Purchaser, neither party shall have any further obligation hereunder, except for such obligations as are herein expressly stated to survive termination.

12.2.3     Purchaser shall provide Seller with a copy of Purchaser’s applications for Purchaser’s Approvals and copies of any and all material submissions and/or material written communications with Governmental Authorities, in all cases promptly following Purchaser’s submission thereof to each Governmental Authority. Seller agrees, upon request of Purchaser, at Purchaser’s expense (including, without limitation, reasonable attorneys’ fees), to cooperate with Purchaser in all reasonable ways regarding the processing of Purchaser’s Approvals including, without limitation, the timely execution of applications for Purchaser’s Approvals upon Purchaser’s reasonable request. Purchaser shall keep Seller reasonably informed as to the status of Purchaser’s applications for Purchaser’s Approvals and further shall provide Seller with copies of all material communications received by Purchaser from each Governmental Authority promptly following receipt thereof by Purchaser. Seller [****] shall have the right to attend all public and private meetings with Governmental Authorities concerning Purchaser’s Approvals and Purchaser shall provide Seller with notice of each such meeting. Purchaser shall promptly provide Seller with a copy of Purchaser’s Approvals promptly following receipt by Purchaser thereof.

12.3     Purchaser’s Right to Extend/Terminate.

12.3.1     [****].

12.3.2     In the event Purchaser shall have duly elected to extend the Outside Date for the Outside Date Extension Period and Purchaser’s Permitting Contingency shall not have been satisfied or waived by the Outside Date as extended (i.e., by the last day of the Outside Date Extension Period), then, in that event, Purchaser shall only have the right, by written notice to Seller given not later than the Outside Date (as previously extended for the Outside Date Extension Period), TIME BEING OF THE ESSENCE, to cancel this Agreement, whereupon Escrow Agent shall deliver the Earnest Money and accrued interest thereon, if any, to Purchaser (less any portion thereof that has become non-refundable in accordance with Section 12.8) and this Agreement shall terminate and cease to be of further force and effect and neither party shall have any further obligation or liability hereunder to the other, except as expressly set forth in this Agreement to the contrary. In the event Purchaser fails to notify Seller of Purchaser’s election to cancel this Agreement in accordance with the immediately preceding sentence, Purchaser shall be deemed to have elected not to cancel this Agreement pursuant to this Section 12.3.2 and Purchaser’s Permitting Contingency shall be deemed satisfied.

12.3.3     [****].

12.4     Purchaser’s Project Contracts and Documents. If this Agreement terminates for any reason other than Seller’s default hereunder (but including in the case of Seller’s default where Seller has complied with its obligations under Section 10.2), anything in this Agreement to the contrary notwithstanding, Purchaser shall, not later than ten (10) days after any such termination, deliver to Seller: (i) legible copies of all Purchaser Project Documents and Purchaser Project Contracts (each as defined below); and (ii) evidence reasonably satisfactory to Seller that all Purchaser Project Documents and Purchaser Project Contracts have been paid for in full or that all sums owing for work and or services performed to date have been paid in full. Purchaser, in such event, agrees that all rights it may have with respect to such Purchaser Project Documents and Purchaser Project Contracts are released in favor of Seller and that, in so far as Purchaser is concerned, Seller shall have the right to the use thereof without obligation to Purchaser. Seller shall have the right to provide a copy of this Agreement (redacted to omit financial or economic information as reasonably agreed to by the parties) to any party to a Purchaser Project Contract as evidence of the foregoing release. For purposes of this Section 12.4: (x) “Purchaser Project Contracts” means, as of any date, all contracts and agreements of every kind and nature entered into at any time by Purchaser and pertaining in any way to the planning, design and/or construction of the Project, whether executory, in whole or in part, or completed; and (y) “Purchaser Project Documents” means, as of any date, the most recent draft of the following: plans, drawings, specifications, third party reports, studies and/or assessments, title reports, surveys, proposals, undertakings and other documents of every kind and nature commissioned or created at any time and in any fashion by Purchaser or by others for Purchaser and pertaining in any way to the Property and/or the Project. Notwithstanding anything to the contrary contained herein, Seller acknowledges and agrees that all Purchaser Project Contracts and all Purchaser Project Documents shall be provided to Seller on an “as is,” “where is,” “with all faults” basis, and without representation or warranty. Any reliance on or use of such materials, data or information by Seller shall be at the sole risk of Seller. The obligations of the parties set forth in this Section 12.4 shall survive the termination of this Agreement.

12.5     [****].

12.6     [****].

12.7     Project Engineer. Purchaser understands that Seller is presently using Cameron Engineering & Associates, LLP (“Cameron”) to process the Existing Site Plan Application and will continue to use Cameron for such purpose until the end of the Inspection Period. Upon the expiration of the Inspection Period, Seller will cease all efforts to process the Existing Site Plan including efforts by Cameron on behalf of Seller with respect to the same. Seller will be responsible for all costs and expenses of Cameron for work Cameron performed or performs at Seller’s request pursuant to Seller’s agreement with Cameron and until Closing Seller shall retain all rights to Cameron’s work product prepared for Seller (and after Closing Seller shall retain such rights on a non-exclusive basis with [****]). Seller agrees that Purchaser shall have the non-exclusive right to use Cameron, at Purchaser’s sole cost and expense and pursuant to Purchaser’s separate agreement with Cameron, to process Purchaser’s Approvals and if Purchaser does so Purchaser acknowledges and agrees that Seller may nevertheless retain Cameron as a consultant for Seller with respect to Purchaser’s Approvals and/or the Residential Lot Approvals and/or [****]. Purchaser further understands, acknowledges and agrees that any use it may make of the Existing Site Plan, the materials comprising the Existing Site Plan Application and/or any other materials, plans, information and/or documents prepared by Cameron or any other third-party shall be at Purchaser’s sole risk and that Seller expressly disclaims any representations or warranties with respect thereto. In the event Seller continues to process the Residential Lot Approvals, the parties agree to reasonably cooperate with each other and, if either uses a consultant other than Cameron, to cause their respective consultants processing Final Project Approvals and the Residential Lot Approvals, to coordinate their efforts and likewise reasonably cooperate to obtain said Approvals. [****]. [****].

12.8     Earnest Money Non-Refundable. Purchaser agrees that: (i) upon the later of: (a) the expiration of the Inspection Period; and (b) the date the Final Project Approval described in Section 12.1.2(A)(i)(2) is obtained, [****]; and (ii) at such time as the Final Project Approval described in Section 12.1.2(A)(i)(1) is obtained, [****], shall, in case of either clause (i) and/or (ii) of this Section 12.8, be deemed fully earned and non-refundable in all cases whatsoever, except in the event this Agreement is terminated in accordance with Section 10.2 due to Seller’s uncured default.

12.9     [****].

12.10     Declaration. Promptly following the Effective Date, Seller and Purchaser shall jointly begin drafting a form of Declaration of Covenants, Restrictions, Easements and Agreements (the “Declaration”), the final approved form of which, to the extent not theretofore executed and recorded by Seller, shall be executed and delivered by Seller at Closing and thereafter recorded at Purchaser’s expense in the Westchester County Clerk’s Office prior to the recording of the Deed. Among other things, the Declaration will address the relative responsibilities of the owners of the Residential Lot and the MOB Lot for compliance with the conditions of Final Project Approvals and the Residential Lot Approvals including, without limitation, bonding obligations, construction, landscaping and maintenance of shared infrastructure and cost responsibility therefor as well as cross-easements required by each of said Lot owners to allow for the development, construction, use and occupancy of the Residential Lot and the MOB Lot and required access, utilities and drainage. The Declaration will also provide for the creation of an owners’ association (the “Association”) to take title to the Recreation Lot, perpetual, non-transferable membership of each of the Residential Lot and the MOB Lot in the Association as the sole members, and the development, use, maintenance, management, repair and operation of the Recreation Lot, as well as allocation of the costs associated therewith between the members [****]. Notwithstanding anything contained in this Agreement to the contrary, and for avoidance of doubt, the parties agree that the Declaration will be subject to and incorporate by reference conditions of the Final Project Approvals and the Residential Lot Approvals that the parties reasonably agree are required to be included in the Declaration and the parties agree to incorporate such other reasonable changes to the Declaration as may be required due to the Final Project Approvals and the Residential Lot Approvals including, without limitation, conditions of the Final Project Approvals and the Residential Lot Approvals that affect the joint development of the Property, the Residential Lot and/or the Recreation Lot. To the extent the Association requires approval by the New York State Attorney General, Purchaser shall be obligated to obtain such approval at its sole cost and expense and as a condition to Seller’s obligation to convey its interest in the Seller Land to the Association as herein set forth.

ARTICLE 13 - Miscellaneous

13.1     Parties Bound; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement in whole and not in part only upon the following conditions: (i) the assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser or a joint venture that includes Purchaser or an affiliate of Purchaser, (ii) all of the Earnest Money must have been delivered in accordance herewith, (iii) the Inspection Period shall be deemed to have ended, (iv) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser’s obligations, and (v) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at or prior to Closing. Upon any such assignment and/or conveyance of the Property or any portion thereof to the assignee of Purchaser, all disclaimers, waivers, releases, indemnities and other protections afforded Seller by the terms of this Agreement, including, without limitation, those set forth in Article 4 and Article 11, and all covenants, representations, warranties and obligations of Purchaser hereunder, shall apply to and be binding on said assignee.

13.2     Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

13.3     Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

13.4     Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

13.5     Survival. The provisions of this Agreement that expressly contemplate performance after the Closing shall survive the Closing (subject to any limitation on survival in this Agreement) and shall not be deemed to be merged into or waived by the instruments of Closing.

13.6     Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

13.7     Time. Time is of the essence in the performance of this Agreement.

13.8     Confidentiality. Neither Seller nor Purchaser shall make any public announcement or disclosure of any information related to or contained in this Agreement, nor provide a copy of this Agreement (in whole or in part), to outside brokers or third parties other than Broker, before or after the Closing, without the prior written specific consent of the other party; provided, however, that Purchaser may, subject to the provisions of Section 4.6, make disclosure of this Agreement to its Permitted Outside Parties, and each of the parties may make disclosure of this Agreement to its lenders, investors, attorneys, accountants and other professional advisors as necessary to perform its obligations hereunder or otherwise, pursuant to court order or judicial process, as may be required under laws or regulations applicable to the party and as reasonably necessary to enforce the terms and provisions of this Agreement. The obligations set forth in this Section 13.8 shall survive the Closing or the termination of this Agreement. [****].

13.9     Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.3. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier or (iii) by personal delivery. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received (or upon refusal to accept such notice) by the party to be notified between the hours of 8:00 a.m. and 5:00 p.m. of any business day with delivery made after such hours to be deemed received the following business day. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to Purchaser shall be deemed given by Purchaser and notices given by counsel to Seller shall be deemed given by Seller.

13.10     Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

13.11     Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday (each such day, a “business day”). The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located.

13.12     Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or electronic mail counterparts of the signature pages, which shall be considered originals for all purposes.

13.13     Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

13.14     Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

13.15     No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

13.16     Broker. Seller and Purchaser expressly acknowledge that the Broker has acted as the exclusive broker with respect to the transaction contemplated in this Agreement. Seller shall pay any brokerage commission due to the Broker in accordance with the separate agreement between Seller and the Broker. Seller agrees to hold Purchaser harmless and indemnify Purchaser from and against any and all liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Purchaser as a result of any claims by the Broker or any other party claiming to have represented Seller as broker in connection with this transaction. Purchaser agrees to hold Seller harmless and indemnify Seller from and against any and all liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Purchaser as broker in connection with this transaction. The provisions of this Section 13.16 shall survive Closing (and not be merged therein) or the earlier termination of this Agreement and shall not be subject to the cap amount in Section 9.3.

13.17     Non-Recourse. The obligations of Seller under this Agreement shall be limited to Seller’s interest in the Property and Rec Lot Portion and the proceeds therefrom and neither Purchaser, nor any party claiming through or by Purchaser, shall have any claim against any other assets of Seller or any shareholder, director, member or manager of Seller or any of their respective principals, employees, agents, advisors and/or consultants.

13.18     Tax Free Exchange. The parties hereto hereby consent to the consummation of the sale or purchase, as the case may be, of the Property as part of a so-called like kind exchange (in either case, an "Exchange") pursuant to Section 1031 of the Internal Revenue Code, and each of Seller and Purchaser agree to cooperate with each other in all reasonable ways, but without cost, expense or liability to the cooperating party, to allow the other party to accomplish an Exchange, provided that: (i) the party engaging in an Exchange shall notify the other party thereof not later than five (5) days prior to the Closing; (ii) the Closing shall in no way be delayed as a result of any party engaging in an Exchange; (iii) the party engaging in an Exchange shall pay all costs and expenses associated with such Exchange including any costs of the other party that would not have been incurred by such party but for the party engaging in the Exchange engaging in such Exchange; (iv) the party not engaging in an Exchange shall in no way have its rights under this Agreement affected or diminished in any way by reason of the other party engaging in an Exchange; (v) neither party shall be required to take an assignment of the purchase agreement for relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other party; and (vi) the party engaging in an Exchange shall and hereby does indemnify, defend and save the other harmless from and against any and all loss, liability, obligation, damage, claim, suit, action, proceeding, cost and/or expense including, without limitation, reasonable attorneys' fees which the other party may suffer or incur as a result of the indemnifying party engaging in an Exchange. The provisions of this Section 13.18 shall survive the Closing.

13.19     Lead Paint Disclosure. Pursuant to 42 U.S.C. 4852(d), attached hereto and made a part of this Agreement as Exhibit M is a form of Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards. Purchaser acknowledges having received the EPA Booklet which corresponds to such form of Disclosure.

13.20     Property Condition Disclosure Statement. Purchaser acknowledges that Seller has elected not to provide Purchaser with a Property Condition Disclosure Statement prior to the signing and delivery of this Agreement nor any subsequent Disclosure Statements in either case as may be required under Article 14 of the Real Property Law (effective March 1, 2002). In consequence thereof, Seller shall credit Purchaser against the Purchase Price at Closing the sum of $500.00. Purchaser agrees that Purchaser shall not bring any action or proceeding including, without limitation, an action for rescission of this Agreement by reason of Seller electing not to provide Purchaser with a Property Condition Disclosure Statement as aforesaid or by reason of Seller failing to comply with any statute. The provisions of this Section 13.20 shall survive the Closing.

13.21     Seller Jointly and Severally Liable. For purposes of this Agreement, the entities comprising Seller are jointly and severally liable.

13.22     Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof. Notwithstanding anything herein contained to the contrary, promptly following the expiration of the Inspection Period, Seller and Purchaser shall, upon the request of the other, execute, acknowledge and deliver to each other a memorandum of this Agreement (the “Memorandum”) in the form attached hereto as Exhibit P, together with such other instruments as may be reasonably necessary to record such memorandum in the Westchester County Clerk’s Office (the “Recording Office”). Purchaser agrees to be responsible for recording the Memorandum and for paying any recording fees in connection therewith. Purchaser shall also, simultaneously with the execution of the Memorandum, execute and deliver to Seller’s counsel, and Seller’s counsel shall hold in escrow, a Termination of Memorandum of Agreement in the form of Exhibit Q annexed hereto and made a part hereof (the “Termination”), together with such other instruments as may be reasonably necessary to record the Termination in the Recording Office. Upon termination of this Agreement, Seller’s counsel may, upon not less than thirty (30) days prior written notice to Purchaser’s counsel, and provided Purchaser or its counsel does not within such thirty (30) day period commence litigation seeking to enjoin Seller and/or Seller’s counsel from releasing the Termination from escrow and recording the same in the Recording Office, without further notice to or action by either party, release the Termination from escrow, fill in any required recording information and dates and deliver the same to Seller, who may record the Termination in the Recording Office.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

SIGNATURE PAGE TO AGREEMENT OF

PURCHASE AND SALE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:

GSD Cortlandt, LLC, a New York limited liability company

By:

Name:

Title:

Date signed:

Buttonwood Acquisition, LLC, a New York limited liability company

By:

Name:

Title:

Date signed:

PURCHASER:

Sound Cortlandt, LLC, a Delaware limited liability company

By:

Name:

Title:

Date signed:

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

Date executed by Escrow Agent:	First American Title Insurance Company, a Nebraska corporation By: Name: Title:

LIST OF EXHIBITS

A-1	-	Legal Description of GSD Land

A-2	-	Legal Description of Buttonwood Land

B	-	Form of Deed

C	-	[Intentionally deleted.]

D	-	Form of Title Affidavit

E	-	Pending Tax Protest Proceedings

F	-	Existing Site Plan

G	-	[Intentionally deleted.]

H	-	List of Tenants/Occupants

I	-	Conceptual Plan

J	-	Permitted Exceptions

K	-	[Intentionally deleted.]

L	-	Parameters for Real Property Tax Abatement

M	-	Form of Disclosure re: Lead Based Paint

N	-	[Intentionally deleted.]

O	-	Form of Association Disclaimer and Release

P	-	Form of Memorandum

Q	-	Form of Termination

EXHIBIT A-1

LEGAL DESCRIPTION OF GSD LAND

PARCEL I:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, COUNTY OF WESTCHESTER AND STATE OF NEW YORK, SHOWN AND DESIGNATED AS PART OF LOT NO. 3 ON A CERTAIN MAP ENTITLED, "SUBDIVISION OF PROPERTY KNOWN AS PINE TREE ACRES, TOWN OF CORTLANDT, WESTCHESTER COUNTY, NEW YORK" DATED MAY 15, 1981, PREPARED BY JOHN SALVATORE ROMEO, C.E. & L.S., FILED IN WESTCHESTER COUNTY CLERK'S OFFICE, DIVISION OF LAND RECORDS, OCTOBER 7, 1981 AS MAP NO. 20752 AND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED ACCORDING TO SAID MAP AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE WESTERLY SIDE OF LAFAYETTE AVENUE AND THE SOUTHERLY SIDE OF CROMPOND ROAD (ROUTE 202), AS SAME PRESENTLY EXISTS;

RUNNING THENCE ALONG THE WESTERLY SIDE OF LAFAYETTE AVENUE SOUTH 30° 20' 10" WEST, 244.06 FEET, TO THE DIVISION LINE BETWEEN LOTS NOS. 2 AND 3 ON THE AFORESAID MAP;

THENCE ALONG SAID DIVISION LINE THE FOLLOWING THREE (3) COURSES AND DISTANCES:

1) NORTH 62° 14' 00" WEST, 215.00 FEET; AND,

2) NORTH 05° 03' 45" EAST, 41.22 FEET; AND,

3) NORTH 29° 44' 00" WEST, 130.00 FEET, TO THE DIVISION LINE BETWEEN LOTS NOS. 1 AND 3 ON THE AFOREMENTIONED MAP;

THENCE ALONG SAID DIVISION LINE NORTH 27° 46' 00" EAST, 86.92 FEET, TO THE SOUTHERLY SIDE OF CROMPOND ROAD (ROUTE 202), AS SAME PRESENTLY EXISTS;

THENCE ALONG SAID SOUTHERLY SIDE OF CROMPOND ROAD (ROUTE 202), AS SAME PRESENTLY EXISTS, THE FOLLOWING FOUR (4) COURSES AND DISTANCES:

1) SOUTH 78° 35' 42" EAST, 29.17 FEET; AND,

2) SOUTH 72° 05' 50" EAST, 211.36 FEET; AND,

3) SOUTH 55° 25' 40" EAST, 36.05 FEET; AND,

4) SOUTH 68° 35' 40" EAST, 80.00 FEET, TO THE CORNER FIRST ABOVE MENTIONED, THE POINT OR PLACE OF BEGINNING.

TOGETHER WITH AN EASEMENT OVER, ACROSS AND THROUGH LOT NO. 1 ON THE AFORESAID FILED MAP NO. 20752 PROVIDING PERMANENT AND UNOBSTRUCTED VEHICULAR ACCESS TO CROMPOND ROAD BY WAY OF SAID LOT NO. 1 OR ANY LAWFUL USE THEREOF AS RESERVED TO SAMUEL AND JOSEPHINE SCHEIBER IN DEED DATED 12/9/81, RECORDED IN WESTCHESTER COUNTY CLERK'S LIBER 7755 CP. 187 ON 12/14/81.

A-1-1

TOGETHER WITH THE BENEFITS AND SUBJECT TO THE BURDENS OF A DRIVEWAY EASEMENT RECORDED IN LIBER 7933 PAGE 781.

SAID PREMISES KNOWN AS 1989 CROMPOND ROAD, CORTLAND MANOR, NEW YORK, SECTION 33.12, BLOCK 1, LOT 1.

PARCEL II:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, WESTCHESTER COUNTY, NEW YORK, SHOWN AS LOT 2 ON "SUBDIVISION OF PROPERTY KNOWN AS PINE TREE ACRES, TOWN OF CORTLANDT, WESTCHESTER COUNTY, NEW YORK", DATED MAY 15, 1981 PREPARED BY JOHN SALVATORE ROMEO, ENGINEER AND SURVEYOR AND FILED OCTOBER 7, 1981 IN THE WESTCHESTER COUNTY CLERK'S OFFICE, DIVISION OF LAND RECORDS AS MAP NO. 20752 AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT ON THE WESTERLY SIDE OF LAFAYETTE AVENUE WHERE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOTS 1 AND 2 ON SAID MAP;

THENCE ALONG SAID DIVISION LINE NORTH 62° 14' 00" WEST 257.35 FEET, NORTH 17° 14' 00" WEST 110 FEET AND NORTH 27° 46' 00" EAST 200.00 FEET TO THE DIVISION LINE BETWEEN LOTS 2 AND 3 ON SAID MAP;

THENCE ALONG SAID DIVISION LINE SOUTH 29° 44' 00" EAST, 130 FEET, SOUTH 05° 03' 45" WEST 41.22 FEET AND SOUTH 62° 14' 00" EAST 215 FEET TO THE WESTERLY SIDE OF LAFAYETTE AVENUE; THENCE ALONG SAID SIDE OF LAFAYETTE AVENUE, SOUTH 30° 20' 10" WEST 58.66 FEET AND SOUTH 29° 10' 50" WEST 111.34 FEET TO THE POINT OR PLACE OF BEGINNING.

SAID PREMISES KNOWN AS 1987 CROMPOND ROAD, CORTLAND MANOR, NEW YORK, SECTION 33.12, BLOCK 1, LOT 2.

PARCEL III:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, COUNTY OF WESTCHESTER AND STATE OF NEW YORK, KNOWN AND DESIGNATED AS PART OF LOT NO. 1 AS SHOWN ON A CERTAIN MAP ENTITLED, "SUBDIVISION OF PROPERTY KNOWN AS PINE TREE ACRES, TOWN OF CORTLANDT, WESTCHESTER COUNTY, N.Y." AND FILED IN THE OFFICE OF THE WESTCHESTER COUNTY CLERK, DIVISION OF LAND RECORDS ON OCTOBER 7, 1981 AS MAP NO. 20752.

SAID LOT BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ALONG THE SOUTH SIDE OF CROMPOND ROAD, ALSO KNOWN AS ROUTE 202, SAID POINT BEING THE NORTHEAST CORNER OF LANDS SHOWN ON A CERTAIN MAP ENTITLED, "ORCHARD GARDENS SECTION A" SAID MAP WAS FILED IN THE OFFICE OF THE WESTCHESTER COUNTY CLERK, DIVISION OF LAND RECORDS ON OCTOBER 29, 1943 AS MAP NO. 6691;

A-1-2

THENCE ALONG SAID SOUTH SIDE OF CROMPOND ROAD AND THE NORTH SIDE OF SAID LOT NO. 1, SOUTH 76° 27' 20" EAST 103.16 FEET TO THE NORTHWEST CORNER OF LOT NO. 3 AS SHOWN ON THE AFORESAID FILED MAP;

THENCE ALONG THE WEST SIDE OF SAID LOT NO. 3, SOUTH 27° 46' 00" WEST 90.00 FEET TO THE NORTHWEST CORNER OF LOT NO. 2 AS SHOWN ON SAID FILED MAP;

THENCE ALONG THE WEST SIDE OF SAID LOT NO. 2, SOUTH 27° 46' 00" WEST 200.00 FEET AND SOUTH 17° 14' 00" EAST 110.00 FEET TO THE SOUTH LINE OF SAID LOT NO. 2;

THENCE ALONG SAID SOUTH LINE OF LOT NO. 2, SOUTH 62° 14' 00" EAST 257.39 FEET TO THE WEST SIDE OF LAFAYETTE AVENUE, A TOWN HIGHWAY;

THENCE ALONG SAID WEST SIDE OF LAFAYETTE AVENUE, SOUTH 29° 10' 50" WEST 22.50 FEET, SOUTH 29° 37' 50" WEST 119.89 FEET, SOUTH 31° 32' 50" WEST 162.60 FEET AND SOUTH 29° 56' 00" WEST 1.73 FEET TO THE NORTHEAST CORNER OF LANDS NOW OR FORMERLY OF BLANCHARD;

THENCE ALONG THE NORTH SIDE OF SAID LANDS OF BLANCHARD, NORTH 67° 10' 20" WEST 29.57 FEET AND NORTH 64° 54' 00" WEST 385.77 FEET TO THE CENTERLINE OF A STONE WALL;

THENCE ALONG THE SAID CENTERLINE OF SAID STONE WALL, NORTH 27° 36' 10" EAST 121.65 FEET AND NORTH 23° 05' 50" EAST 27.00 FEET TO THE EAST SIDE OF LANDS SHOWN ON SAID MAP NO. 6609;

THENCE ALONG SAID EAST SIDE OF LANDS SHOWN ON SAID FILED MAP NO. 6609, NORTH 27° 46' 00" EAST 624.00 FEET TO THE POINT OR PLACE OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION OF THE ABOVE DESCRIBED PREMISES TO BE TAKEN BY THE STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, COUNTY OF WESTCHESTER AND STATE OF NEW YORK BEING BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWESTERLY CORNER OF LANDS NOW OR FORMERLY OF CORTLANDT MEDICAL BUILDING ASSOCIATES (LIBER 7887 PAGE 245), SAID POINT BEING ALONG THE SOUTHERLY LINE OF N.Y.S. ROUTE 202 (A.K.A CROMPOND ROAD) AS IT CURRENTLY SITUATED;

THENCE FROM SAID POINT ALONG N.Y.S. ROUTE 202 AS IT IS CURRENTLY SITUATED, 76° 27' 20" EAST A DISTANCE OF 103.16 FEET TO THE NORTHEASTERLY CORNER OF THE HEREIN DESCRIBED PARCEL;

THENCE ALONG THE EASTERLY LINE OF SAID LANDS SOUTH 27° 46' 00" WEST A DISTANCE OF 3.06 FEET;

A-1-3

THENCE THROUGH SAID LANDS OF CORTLANDT MEDICAL BUILDING ASSOCIATES SOUTH 56° 51' 20" WEST A DISTANCE OF 40.21 FEET, SOUTH 77° 50' 10" WEST A DISTANCE OF 26.84 FEET, NORTH 31° 20' 00" WEST A DISTANCE OF 28.06 FEET AND SOUTH 77° 53' 50" WEST A DISTANCE OF 31.70 FEET TO A POINT IN THE WESTERLY LINE OF SAID LANDS;

THENCE ALONG SAID WESTERLY LINE NORTH 27° 46' 00" EAST A DISTANCE OF 14.22 FEET TO THE POINT OR PLACE OF BEGINNING.

SAID PREMISES KNOWN AS 1985 CROMPOND ROAD, CORTLAND MANOR, NEW YORK, SECTION 33.12, BLOCK 1, LOT 3.

A-1-4

EXHIBIT A-2

LEGAL DESCRIPTION OF BUTTONWOOD LAND

PARCEL IV:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, COUNTY OF WESTCHESTER AND STATE OF NEW YORK, AND MORE PARTICULARLY BEING BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE SOUTHWESTERLY SIDE OF BUTTONWOOD AVENUE WITH THE SOUTHEASTERLY SIDE OF BUTTONWOOD AVENUE, WHICH POINT IS THE INTERSECTION OF THE NORTHEASTERLY CORNER OF THE SUBJECT PREMISES WITH THE SOUTHWESTERLY CORNER OF LOT 9 AS SHOWN ON MAP OF ORCHARD GARDENS FILED AS MAP # 6691, (LAND NOW OR FORMERLY OF BRODY).

RUNNING THENCE ALONG SAID LAND NOW OR FORMERLY OF BRODY, THE FOLLOWING 2 COURSES AND DISTANCES:

1. SOUTH 20° 39' 10'' EAST, 96.26 FEET;

2. SOUTH 4° 50' 20'' EAST, 53.71 FEET TO LAND SHOWN AS LOT 1 ON FILED MAP # 20752, LAND NOW OR FORMERLY OF GSD CORTLAND LLC;

THENCE ALONG SAID LAST MENTIONED LAND, SOUTH 27° 16' 20'' WEST, 66.00 FEET TO LAND NOW OR FORMERLY OF THE TOWN OF CORTLAND;

THENCE ALONG SAID LAST MENTIONED LAND THE FOLLOWING 8 COURSES AND DISTANCES:

1. SOUTH 42° 33' 00'' WEST, 223.37 FEET;

2. SOUTH 59° 44' 40'' WEST, 55.57 FEET;

3. SOUTH 36° 25' 50'' WEST, 52.20 FEET;

4. SOUTH 28° 33' 30'' WEST, 40.77 FEET;

5. SOUTH 24° 53' 50'' WEST, 153.45 FEET;

6. SOUTH 30° 03' 10'' WEST, 101.67 FEET;

7. SOUTH 6° 03' 20'' WEST, 66.37 FEET;

8. SOUTH 25° 15' 30'' WEST, 93.21 FEET TO LAND NOW OR FORMERLY OF RICCHIUTTI;

THENCE ALONG SAID LAST MENTIONED LAND, SOUTH 58° 42' 30'' WEST, 117.37 FEET TO LAND NOW OR FORMERLY OF CASTORO;

THENCE ALONG SAID LAST MENTIONED LAND AND PARTLY ALONG A PARCEL SHOWN AS A ROADWAY ON FILED MAP # 6692, LAND NOW OR FORMERLY OF BEHAR, NORTH 64° 14' 50'' WEST, 137.44 FEET TO LAND NOW OR FORMERLY OF COLETTI;

THENCE ALONG SAID LAST MENTIONED LAND AND LANDS NOW OR FORMERLY OF NU, FITZGERALD, AND JALAN, NORTH 31° 10' 00'' EAST, 301.09 FEET (299.62 FEET, FILED MAP);

THENCE, STILL ALONG LAND NOW OR FORMERLY OF JALAN AND LANDS NOW OR FORMERLY OF EMELUMADO, CASSIDY, WELCH AND KELLY, NORTH 27° 00' 20'' EAST, 342.41 FEET (344.54 FEET, FILED MAP) TO LAND NOW OR FORMERLY OF NORTON.

A-2-1

THENCE ALONG SAID LAST MENTIONED LAND NORTH 37° 50' 10'' EAST, 82.43 FEET (82.44 FEET FILED MAP) TO LAND NOW OR FORMERLY OF PESANTEZ;

THENCE ALONG SAID LAST MENTIONED LAND, THE FOLLOWING 4 COURSES AND DISTANCES:

1. SOUTH 64° 14' 50'' EAST, 9.66 FEET;

2. NORTH 73° 50' 30'' EAST, 92.23 FEET;

3. NORTH 56° 48' 30'' WEST, 118.00 FEET;

4. NORTH 27° 57' 20'' WEST, 21.90 FEET TO THE SOUTHEASTERLY SIDE OF BUTTONWOOD AVENUE;

THENCE ALONG THE SOUTHEASTERLY SOUTHERLY AND SOUTHWESTERLY SIDES OF BUTTONWOOD AVENUE, THE FOLLOWING 4 COURSES AND DISTANCES:

1. NORTH 62° 02' 40'' EAST, 89.72 FEET;

2. NORTH 24° 36' 20'' EAST, 65.05 FEET;

3. SOUTHEASTERLY, ALONG THE ARC OF A CURVE, BEARING TO THE RIGHT, HAVING A RADIUS OF 110.00 FEET, A DISTANCE OF 149.11 FEET;

4. SOUTH 46° 53' 10'' EAST, 65.49 FEET TO THE CORNER, THE POINT OR PLACE OF BEGINNING.

SAID PREMISES KNOWN AS RESERVED LAKE AREA OFF BUTTONWOOD AVENUE, CORTLAND MANOR, NEW YORK, SECTION 33.11, BLOCK 3, LOT 36.

PARCEL V:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, LYING AND BEING IN THE TOWN OF CORTLAND MANOR, COUNTY OF WESTCHESTER, AND STATE OF NEW YORK, BEING KNOWN AS LOT NO. 9 ON MAP ENTITLED: "MAP OF ORCHARD GARDENS, SECTION 'A', SITUATE IN THE TOWN OF CORTLAND, WESTCHESTER COUNTY, N.Y." FILED IN THE WESTCHESTER COUNTY CLERK'S OFFICE ON OCTOBER 29, 1948 AS MAP NO.

6691.

BEGINNING AT A POINT ON THE EASTERLY SIDE OF BUTTONWOOD AVENUE, WHERE SAME INTERSECTS LOTS 8 & 9 AS SHOWN ON FILED MAP NO. 6691, AND RUNNING THENCE;

1. SOUTH 62°- 43'- 40" EAST, ALONG SAID DIVISION LINE, FOR A DISTANCE OF 100.00 FEET, TO THE WESTERLY LINE OF LANDS NOW OR FORMERLY OF SAMUEL SCHEIBER, THENCE;

2. SOUTH 27°-16'-20" WEST, ALONG LANDS OF SCHEIBER, FOR A DISTANCE OF 200.00 FEET TO A POINT, THENCE;

3. NORTH 04°-50'-50" WEST, ALONG “RESERVED AREA FOR ORCHARD LAKE”, FOR A DISTANCE OF 53.71 FEET TO A POINT, THENCE;

4. NORTH 20°-39'-10" WEST, ALONG SAME, FOR A DISTANCE OF 96.26 FEET TO A POINT IN THE EASTERLY SIDE OF BUTTONWOOD AVENUE, THENCE;

A-2-2

5. NORTH 27°-16'-20" EAST, ALONG SAME, FOR A DISTANCE OF 90.00 FEET TO THE POINT OR PLACE OF BEGINNING.

SAID PREMISES KNOWN AS 206 BUTTONWOOD AVENUE, CORTLAND MANOR, NEW YORK, SECTION 33.11, BLOCK 3, LOT 5.

A-2-3

EXHIBIT B

FORM OF DEED

BARGAIN AND SALE DEED

WITH COVENANT AGAINST GRANTOR’S ACTS

THIS INDENTURE is made this ______ day of _________, 2019, between [                    ], LLC, a New York limited liability company having an address at One Flowerfield, Suite 24, St. James, New York 11780 (“Grantor”), and [                    ], a [                    ] having an address at [                     ] (“Grantee”).

W I T N E S S E T H:

That Grantor, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, lawful money of the United States, paid by the Grantee, the receipt and sufficiency of which are hereby acknowledged, does hereby covenant, grant and release unto Grantee, its heirs and successors and assigns, forever, all right, title and interest of Grantor in and to the following:

[ADD LEGAL DESCRIPTION]

TOGETHER with all right, title and interest, if any, of Grantor in and to any streets and roads abutting the above described premises to the center lines thereof;

TOGETHER with the appurtenances and all the estate and rights of Grantor in and to said premises;

SUBJECT to all matters of public record including but not limited to all covenants, restrictions, easements and rights of way;

TO HAVE AND TO HOLD the premises herein granted unto Grantee, its heirs and successors and assigns, forever.

AND the party of the first part covenants that the party of the first part has not done or suffered anything whereby the said premises have been encumbered in any way whatsoever, except as aforesaid.

AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

B-1

IN WITNESS WHEREOF, Grantor has duly executed this deed the day and year first above written.

[ ], LLC, a New York limited liability company By: Name: Title:

STATE OF NEW YORK	)
)ss.:
COUNTY OF ___________	)

On the ___ day of _________ in the year 201_, before me, the undersigned, a Notary Public in and for said state, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________ Notary Public RECORD & RETURN TO:

B-2

EXHIBIT C

[Intentionally deleted.]

C-1

EXHIBIT D

TITLE AFFIDAVIT

OWNER'S title affidavit1

Escrow No.

Title Order No. _________________________

The undersigned, being the __________ of __________, a __________ (“Owner’) hereby represents and warrants as follows to and for the benefit of First American Title Insurance Company (the “Title Company”):

1.	I am fully familiar with the business of the Owner, I am a citizen of the United States and at least eighteen (18) years old.

2.

The Owner is the only owner of the property located in the Town of Cortlandt, County of Westchester, State of New York, and described on Schedule 1 annexed hereto (the “Property”). The Property is today being conveyed by the Owner to [ ], a Delaware limited liability company (“Purchaser”). This action and the making of this Title Affidavit have been duly authorized. The Owner is a limited liability company duly formed and existing under and by virtue of the laws of New York State, and currently in good standing in that state. The Owner has not been dissolved.

3.	I have reviewed the preliminary report/commitment for the Property issued by the Title Company with an effective date of , 201__, and revised through the date hereof (the “Title Report”).

4.	To the knowledge of the Owner, there are no unrecorded leases or occupancy agreements affecting the Property or other parties in possession of the Property.

5.	To the knowledge of the Owner, there has been no violation of any covenants, conditions or restrictions of record affecting the Property.

6.

The Owner has owned the Property since __________. To the knowledge of the Owner, the Owner’s enjoyment of the Property has been peaceful and undisturbed and its interest in the Property has never been disputed or questioned.

7.

To the knowledge of the Owner, there are no tenants or occupants in possession of all or any portion of the Property. Except for its agreement with Purchaser, it has not signed any contracts which remain in effect to sell the Property to any third party, nor has it given anyone else rights concerning the purchase of the Property.

8.	No proceeding in bankruptcy has ever been instituted by or against the Owner, nor has the Owner ever made an assignment for the benefit of creditors.

9.

Except as may be set forth in the Title Report, to the knowledge of Owner there is no action or proceeding relating to the Property in any state or federal court in the United States nor do I know of any state or federal judgment or any federal lien of any kind or nature whatever which now constitutes a lien or charge upon the Property and which are not reflected in the public records.

1 To the extent the Property as defined in this Affidavit is owned by more than one (1) Seller, this Affidavit will be modified accordingly to reflect the ownership of the Property.

10.

To the knowledge of Owner, except as may be set forth in the Title Report, there are no unpaid real property taxes, special (district) assessments or charges, water and/or sewer rents or charges, not shown as liens in the public records.

All references herein to the “knowledge” of Owner or words of similar import shall refer only to the actual knowledge of, the undersigned in his/her capacity as the __________ of Owner, and shall not be construed to refer to the knowledge of any other officer, owner, manager, director, shareholder, employee, adviser, agent or representative of Owner, its owners, or any affiliate of any of the foregoing, or to impose or have imposed upon such individual any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the aforementioned individual arising out of any representations or warranties made herein.

This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policy of title insurance. This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.

[signature page follows]

IN WITNESS WHEREOF, Owner has executed this affidavit as of _______ __, 201_

OWNER: [ ], LLC, a New York limited liability company By: Name: Title:

SCHEDULE 1

(the Property)

[to be inserted prior to execution]

EXHIBIT E

PENDING TAX PROTEST PROCEEDINGS

None.

E-1

EXHIBIT F

EXISTING SITE PLAN

ORCHARD LAKE
LAFAYETTE AVENUE

LEGEND

SITE DATA

PARCEL 1 ZONING DATA

PARCEL 2 ZONING DATA

PARKING SUMMARY

FOR REGULATORY APPROVAL ONLY
NOT FOR CONSTRUCTION

GRAPHIC SCALE

CAMERON ENGINEERING & ASSOCIATES, LLP

GYRODYNE, LLC – MOD MIXED-USE CAMPUS

TOWN OF CORTLANDT
WESTCHESTER COUNTY, NY

OVERALL SITE PLAN

CIVIL

C1.0

MATCH LINE
NASSOUT PROPERTY DEDICATION LINE
CROMPOND ROAD
LAFAYETTE AVENUE
ENTRY PORTICO
GREEN ROOF / ROOFTOP TERRACE
FOR REGULATORY APPROVAL ONLY
NOT FOR CONSTRUCTION
GRAPHIC SCALE
REFER TO NOTES ON SHEET C2.2

CAMERON ENGINEERING & ASSOCIATES, LLP

GYRODYNE, LLC – MOD MIXED-USE CAMPUS

TOWN OF CORTLANDT
WESTCHESTER COUNTY, NY

SITE PLAN

CIVIL

C2.1

BUTTONWOOD AVENUE
ORCHARD LAKE
WATER LINE

GENERAL SITE PLAN NOTES

LEGEND

LEGEND

FOR REGULATORY APPROVAL ONLY
NOT FOR CONSTRUCTION

GRAPHIC SCALE

CAMERON ENGINEERING & ASSOCIATES, LLP

GYRODYNE, LLC – MOD MIXED-USE CAMPUS

TOWN OF CORTLANDT
WESTCHESTER COUNTY, NY

SITE PLAN

CIVIL

C2.2

EXHIBIT G

[Intentionally deleted.]

G-1

EXHIBIT H

LIST OF TENANTS/OCCUPANTS

None, other than site caretaker.

H-1

EXHIBIT I

CONCEPTUAL PLAN

ORCHARD LAKE
OPEN SPACE
LAFAYETTE AVENUE

LEGEND

SITE DATA

PARKING SUMMARY

FOR REGULATORY APPROVAL ONLY
NOT FOR CONSTRUCTION

GRAPHIC SCALE

CAMERON ENGINEERING & ASSOCIATES, LLP

GYRODYNE, LLC - MOD MIXED-USE CAMPUS

TOWN OF CORTLANDT
WESTCHESTER COUNTY, NY

OVERALL SITE PLAN

CIVIL

C1.0

I-1

EXHIBIT J

PERMITTED EXCEPTIONS

1.

The lien of any and all real estate taxes, water charges, sewer rents or charges and/or vault rents or charges for the fiscal tax period and/or real estate tax year in which the closing occurs, subject to apportionment at the Closing as provided herein.

2.	Encroachments, if any, upon the Property of any buildings, structures or improvements located on adjoining premises.

3.	Encroachments, if any, of any building or retaining walls, foundations, fences or appurtenances belonging to the Property upon any street or right of way or upon any adjoining premises.

4.	Riparian rights and easements of others over lakes and streams.

As to GSD Land only:

5.	Driveway Easement made by and among Samuel Scheiber and Josephine Scheiber and Mark Howard Hittman and Elizabeth White Hittman dated 6/26/1984 and recorded 6/29/1984 in Liber 7933 Cp 781.

6.	Sewer Easement made by and among Mark Howard Hittman and Elizabeth White Hittman and the Town of Cortlandt dated 5/22/1992 and recorded 8/31/1992 in Liber 10397 Cp 39.

7.

Notes and easements as shown on “Subdivision of Property Known as Pine Tree Acres, Town of Cortlandt, Westchester County, New York” and filed in the Westchester County Clerk’s Office on 10/7/1981 as Map #20752.

8.

Water Main Easement made by and among Martin H. Jackson and Amanda Jackson, his wife, Enoch J. Tompkins and Jeannette Tompkins, his wife and Montrose Water District of the Town of Cortlandt, Westchester County, State of New York dated 3/15/1933 and recorded 8/11/1933 in Liber 3329 Cp 405.

9.

Reservation of Easement in Deed made by Samuel Scheiber and Josephine Scheiber to Dr. Julio E. DeMarchena, Dr. Philip A. Freedman, Dr. Michael Sparago, Dr. Jay H. Kalinsky, Dr. Theodore M. Beck, and Dr. Wiji Ratnathtcam dated 12/9/1981 and recorded 12/14/1981 in Liber 7741 Cp 676, and rerecorded in Liber 7755 Cp 187.

10.	Sewer Easement made by and between Cortlandt Medical Building Associates and the Town of Cortlandt dated 5/7/1992 and recorded 7/17/1992 in Liber 10358 Cp 169.

11.	Sewer Easement made by and between Cortlandt Medical Building Associates and the Town of Cortlandt dated 11/10/1992 and recorded 2/25/1994 in Liber 10786 Cp 33.

12.	Sewer Easement made by and between Cortlandt Medical Building Associates and the Town of Cortlandt dated 6/20/2002 and recorded 10/3/2002 in Document Control # 422670852.

J-1

As to Buttonwood Land only:

13.	Right of way reserved in deed made by Marie E. Patterson to White Plains Hospital Association dated 12/1/1941 and recorded 12/4/1941 in Liber 3966 Cp 406 and repeated in subsequent deeds.

14.

Rights to tap into a water main, right of way and rights to use the lake reserved in deed made by Max Kasenetz to Fortunato Palumbo dated 5/18/1954 and recorded 5/19/1954 in Liber 5329 Cp 480 and repeated in subsequent deeds.

15.

Telephone and Electric Easement made by and among Fortunato Palumbo, Consolidated Edison Company of New York, Inc. and New York Telephone Company dated 10/2/1954 and recorded 1/6/1955 in Liber 5410 Cp 478. (Also affects Municipal Parcels.)

16.	Declaration of Covenants and Restrictions made by Palumbo Bros., Inc. dated 6/15/1959 and recorded 7/27/1959 in Liber 5932 Cp 3.

17.	Rights reserved in deed made by Fortunato Palumbo to Palumbo Bros., Inc. dated 6/24/1955 and recorded 6/30/1955 in Liber 5473 Cp 270.

18.

Permanent Right of Way Easement in Deed made by Max Kasenetz to Anton Wollschlaeger and Margarete Wollschlaeger dated 1/7/1955 and recorded on 1/13/1955 in Liber 5413 Cp 197 and repeated in subsequent deeds.

19.	The rights of others in and to the natural and unobstructed flow of the lake and streams crossing the Property.

20.	Riparian rights and easements of others over lake and streams.

J-2

EXHIBIT K

[Intentionally deleted.]

K-1

EXHIBIT L

PARAMETERS FOR REAL PROPERTY TAX ABATEMENT

60% abatement on County, Town and School taxes beginning the first fiscal year after completion of the Project, which abatement will thereafter decrease by 3% per fiscal year for the next nineteen (19) years, at which time the abatement will end.

L-1

EXHIBIT M

FORM OF DISCLOSURE RE: LEAD BASED PAINT

Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards

Lead Warning Statement

Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

Seller's Disclosure (initial)

____	(a)	Presence of lead-based paint and/or lead-based paint hazards (check one below):
☐	Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).

☐	Seller has no actual knowledge of lead-based paint and/or lead-based paint hazards in the housing.

____	(b)	Records and reports available to the seller (check one below):
	☐	Seller has provided the purchaser with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below).

☐	Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

M-1

Purchaser's Acknowledgment (initial)

____	(c)	Purchaser has received copies of all information listed above.
____	(d)	Purchaser has received the pamphlet Protect Your Family from Lead in Your Home.
____	(e)	Purchaser has (check one below):

	☐	Received a 10-day opportunity (or mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards; or

☐	Waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information provided by the signatory is true and accurate.

SELLER:	PURCHASER:
By:_______________________________ Name: Title	Sound Development Group, LLC By:_______________________________ Name: Title:
_________________________________

M-2

EXHIBIT N

[Intentionally deleted.]

N-1

EXHIBIT O

FORM OF ASSOCIATION DISCLAIMER AND RELEASE

DISCLAIMER AND RELEASE

The undersigned (the “Association”) hereby acknowledges and agrees with GSD Cortlandt, LLC and Buttonwood Acquisition, LLC (herein, “Seller”), for itself, its members and its and their respective successors and/or assigns, as follows:

1.

Sale “As Is, Where Is.” The Association acknowledges and agrees that upon the date hereof, Seller has conveyed to the Association and the Association has accepted, the Association Property (defined below), “AS IS, WHERE IS, WITH ALL FAULTS”. The Association has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Association Property or relating thereto (including specifically, without limitation, information packages distributed with respect to the Association Property) made or furnished by Seller, or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. The Association represents that it is relying solely on its own expertise and that of the Association’s consultants in acquiring the Association Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. The Association has conducted such inspections and investigations of the Association Property as the Association deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. The Association acknowledges that Seller has afforded the Association a full opportunity to conduct such investigations of the Association Property as the Association deemed necessary to satisfy itself as to the condition of the Association Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Association Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto. As of the date hereof, the Association shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by the Association’s inspections and investigations. For purposes of this Disclaimer and Release, the “Association Property” means so much of the Seller Land as is included in the Recreation Lot.

2.

Seller Released from Liability. The Association hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility, obligations, claims, demands and liability whatsoever regarding the physical condition, valuation, salability or utility of the Association Property, or its suitability for any purpose whatsoever, past, present and future, including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Association Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Association Property, and further including, but not limited to, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”). The Association further hereby WAIVES (and by acquiring the Association Property will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Association Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Association Property. The Association further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Association Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. For purposes hereof, “Hazardous Materials” means “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

O-1

3.

Capitalized words used but not defined in this Disclaimer and Release have the meanings ascribed to them in that certain Agreement of Purchase and Sale dated as of [ ], 2019 between Seller, as seller, and [ ], as purchaser, as may be amended (the “Sale Agreement”).

4.

Anything herein contained to the contrary notwithstanding, the Association shall be a third party beneficiary of the representations and warranties of Seller set forth in Section 9.1 of the Sale Agreement with respect to the Rec Lot Portion, subject to the limitations on survival of such representations and warranties after the Closing and to the limitations on liability set forth in the Sale Agreement including any cap on Seller’s liability as set forth in Section 9.3 of the Sale Agreement which cap shall apply to and be inclusive of any and all claims made by either Purchaser or the Association.

5.

The terms and conditions of this Disclaimer and Release shall expressly survive the conveyance of the Association Property to the Association and shall not merge with the provisions of any conveyance documents.

Dated as of:           , 20

[ ] By: Name: Title:

O-2

EXHIBIT P

FORM OF MEMORANDUM

MEMORANDUM OF AGREEMENT OF PURCHASE AND SALE

     THIS MEMORANDUM OF AGREEMENT OF PURCHASE AND SALE (this "Memorandum") is made as of the [     ] day of [          ], 20__, between GSD Cortlandt, LLC and Buttonwood Acquisition, LLC, each a New York limited liability company having an address at c/o Gyrodyne, LLC, One Flowerfield, Suite 24, St. James, New York 11780 (hereinafter collectively referred to as “Seller”), and Sound Development Group, LLC, a       limited liability company having an address at 5520 Park Avenue, Trumbull, Connecticut 06611 (hereinafter referred to as “Purchaser”).

WITNESSETH:

Seller has agreed to sell and convey to Purchaser, and Purchaser has agreed to purchase from Seller, fee title to the premises (the "Premises") described on Schedule A annexed hereto and made a part hereof.

     This sale and conveyance of the Premises is to be made pursuant to the terms, covenants and conditions contained in that certain Agreement of Purchase and Sale dated as of [          ], 20__ made by and between Seller and Purchaser (the "Agreement").

Pursuant to and in accordance with the Agreement, the conveyance of title to the Premises is scheduled to occur sixty (60) days after the satisfaction or written waiver of all conditions precedent set forth in Section 7.2 of the Agreement but in no event later than sixty (60) days after the earlier of: (i) the satisfaction of Purchaser’s Permitting Contingency (as defined in the Agreement); and (ii) the Outside Date (as defined in the Agreement)(as the same may be extended in accordance with the terms of the Agreement).

Pursuant to the Agreement, Purchaser has paid Seller the sum of $400,000.00 as a deposit on account of the purchase price.

Purchaser is not entitled to possession, use or occupancy of the Premises prior to the closing date.

This Memorandum may be terminated unilaterally by Purchaser’s execution of a Termination of Memorandum of Agreement of Purchase and Sale and the recordation thereof in the Westchester County Clerk’s Office.

This Memorandum is being executed and delivered for the purpose of recording a memorandum of the Agreement and shall not be construed so as to in any way modify, change, vary or interpret the Agreement or any term, covenant or condition thereof. This Memorandum may be signed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

signatures appear on next page

IN WITNESS WHEREOF, Purchaser and Seller have caused this instrument to be executed as of the date first above written.

Seller:	GSD Cortlandt, LLC By: Name: Title: Buttonwood Acquisition, LLC By: Name: Title:

Purchaser:	Sound Development Group, LLC By: Name: Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

     On the            day of           , 2019, before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

     On the            day of           , 2019, before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Schedule A

LEGAL DESCRIPTION OF GSD LAND

PARCEL I:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, COUNTY OF WESTCHESTER AND STATE OF NEW YORK, SHOWN AND DESIGNATED AS PART OF LOT NO. 3 ON A CERTAIN MAP ENTITLED, "SUBDIVISION OF PROPERTY KNOWN AS PINE TREE ACRES, TOWN OF CORTLANDT, WESTCHESTER COUNTY, NEW YORK" DATED MAY 15, 1981, PREPARED BY JOHN SALVATORE ROMEO, C.E. & L.S., FILED IN WESTCHESTER COUNTY CLERK'S OFFICE, DIVISION OF LAND RECORDS, OCTOBER 7, 1981 AS MAP NO. 20752 AND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED ACCORDING TO SAID MAP AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE WESTERLY SIDE OF LAFAYETTE AVENUE AND THE SOUTHERLY SIDE OF CROMPOND ROAD (ROUTE 202), AS SAME PRESENTLY EXISTS;

RUNNING THENCE ALONG THE WESTERLY SIDE OF LAFAYETTE AVENUE SOUTH 30° 20' 10" WEST, 244.06 FEET, TO THE DIVISION LINE BETWEEN LOTS NOS. 2 AND 3 ON THE AFORESAID MAP;

THENCE ALONG SAID DIVISION LINE THE FOLLOWING THREE (3) COURSES AND DISTANCES:

1) NORTH 62° 14' 00" WEST, 215.00 FEET; AND,

2) NORTH 05° 03' 45" EAST, 41.22 FEET; AND,

3) NORTH 29° 44' 00" WEST, 130.00 FEET, TO THE DIVISION LINE BETWEEN LOTS NOS. 1 AND 3 ON THE AFOREMENTIONED MAP;

THENCE ALONG SAID DIVISION LINE NORTH 27° 46' 00" EAST, 86.92 FEET, TO THE SOUTHERLY SIDE OF CROMPOND ROAD (ROUTE 202), AS SAME PRESENTLY EXISTS;

THENCE ALONG SAID SOUTHERLY SIDE OF CROMPOND ROAD (ROUTE 202), AS SAME PRESENTLY EXISTS, THE FOLLOWING FOUR (4) COURSES AND DISTANCES:

1) SOUTH 78° 35' 42" EAST, 29.17 FEET; AND,

2) SOUTH 72° 05' 50" EAST, 211.36 FEET; AND,

3) SOUTH 55° 25' 40" EAST, 36.05 FEET; AND,

4) SOUTH 68° 35' 40" EAST, 80.00 FEET, TO THE CORNER FIRST ABOVE MENTIONED, THE POINT OR PLACE OF BEGINNING.

TOGETHER WITH AN EASEMENT OVER, ACROSS AND THROUGH LOT NO. 1 ON THE AFORESAID FILED MAP NO. 20752 PROVIDING PERMANENT AND UNOBSTRUCTED VEHICULAR ACCESS TO CROMPOND ROAD BY WAY OF SAID LOT NO. 1 OR ANY LAWFUL USE THEREOF AS RESERVED TO SAMUEL AND JOSEPHINE SCHEIBER IN DEED DATED 12/9/81, RECORDED IN WESTCHESTER COUNTY CLERK'S LIBER 7755 CP. 187 ON 12/14/81.

TOGETHER WITH THE BENEFITS AND SUBJECT TO THE BURDENS OF A DRIVEWAY EASEMENT RECORDED IN LIBER 7933 PAGE 781.

SAID PREMISES KNOWN AS 1989 CROMPOND ROAD, CORTLAND MANOR, NEW YORK, SECTION 33.12, BLOCK 1, LOT 1.

PARCEL II:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, WESTCHESTER COUNTY, NEW YORK, SHOWN AS LOT 2 ON "SUBDIVISION OF PROPERTY KNOWN AS PINE TREE ACRES, TOWN OF CORTLANDT, WESTCHESTER COUNTY, NEW YORK", DATED MAY 15, 1981 PREPARED BY JOHN SALVATORE ROMEO, ENGINEER AND SURVEYOR AND FILED OCTOBER 7, 1981 IN THE WESTCHESTER COUNTY CLERK'S OFFICE, DIVISION OF LAND RECORDS AS MAP NO. 20752 AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT ON THE WESTERLY SIDE OF LAFAYETTE AVENUE WHERE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOTS 1 AND 2 ON SAID MAP;

THENCE ALONG SAID DIVISION LINE NORTH 62° 14' 00" WEST 257.35 FEET, NORTH 17° 14' 00" WEST 110 FEET AND NORTH 27° 46' 00" EAST 200.00 FEET TO THE DIVISION LINE BETWEEN LOTS 2 AND 3 ON SAID MAP;

THENCE ALONG SAID DIVISION LINE SOUTH 29° 44' 00" EAST, 130 FEET, SOUTH 05° 03' 45" WEST 41.22 FEET AND SOUTH 62° 14' 00" EAST 215 FEET TO THE WESTERLY SIDE OF LAFAYETTE AVENUE; THENCE ALONG SAID SIDE OF LAFAYETTE AVENUE, SOUTH 30° 20' 10" WEST 58.66 FEET AND SOUTH 29° 10' 50" WEST 111.34 FEET TO THE POINT OR PLACE OF BEGINNING.

SAID PREMISES KNOWN AS 1987 CROMPOND ROAD, CORTLAND MANOR, NEW YORK, SECTION 33.12, BLOCK 1, LOT 2.

PARCEL III:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, COUNTY OF WESTCHESTER AND STATE OF NEW YORK, KNOWN AND DESIGNATED AS PART OF LOT NO. 1 AS SHOWN ON A CERTAIN MAP ENTITLED, "SUBDIVISION OF PROPERTY KNOWN AS PINE TREE ACRES, TOWN OF CORTLANDT, WESTCHESTER COUNTY, N.Y." AND FILED IN THE OFFICE OF THE WESTCHESTER COUNTY CLERK, DIVISION OF LAND RECORDS ON OCTOBER 7, 1981 AS MAP NO. 20752.

SAID LOT BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ALONG THE SOUTH SIDE OF CROMPOND ROAD, ALSO KNOWN AS ROUTE 202, SAID POINT BEING THE NORTHEAST CORNER OF LANDS SHOWN ON A CERTAIN MAP ENTITLED, "ORCHARD GARDENS SECTION A" SAID MAP WAS FILED IN THE OFFICE OF THE WESTCHESTER COUNTY CLERK, DIVISION OF LAND RECORDS ON OCTOBER 29, 1943 AS MAP NO. 6691;

THENCE ALONG SAID SOUTH SIDE OF CROMPOND ROAD AND THE NORTH SIDE OF SAID LOT NO. 1, SOUTH 76° 27' 20" EAST 103.16 FEET TO THE NORTHWEST CORNER OF LOT NO. 3 AS SHOWN ON THE AFORESAID FILED MAP;

THENCE ALONG THE WEST SIDE OF SAID LOT NO. 3, SOUTH 27° 46' 00" WEST 90.00 FEET TO THE NORTHWEST CORNER OF LOT NO. 2 AS SHOWN ON SAID FILED MAP;

THENCE ALONG THE WEST SIDE OF SAID LOT NO. 2, SOUTH 27° 46' 00" WEST 200.00 FEET AND SOUTH 17° 14' 00" EAST 110.00 FEET TO THE SOUTH LINE OF SAID LOT NO. 2;

THENCE ALONG SAID SOUTH LINE OF LOT NO. 2, SOUTH 62° 14' 00" EAST 257.39 FEET TO THE WEST SIDE OF LAFAYETTE AVENUE, A TOWN HIGHWAY;

THENCE ALONG SAID WEST SIDE OF LAFAYETTE AVENUE, SOUTH 29° 10' 50" WEST 22.50 FEET, SOUTH 29° 37' 50" WEST 119.89 FEET, SOUTH 31° 32' 50" WEST 162.60 FEET AND SOUTH 29° 56' 00" WEST 1.73 FEET TO THE NORTHEAST CORNER OF LANDS NOW OR FORMERLY OF BLANCHARD;

THENCE ALONG THE NORTH SIDE OF SAID LANDS OF BLANCHARD, NORTH 67° 10' 20" WEST 29.57 FEET AND NORTH 64° 54' 00" WEST 385.77 FEET TO THE CENTERLINE OF A STONE WALL;

THENCE ALONG THE SAID CENTERLINE OF SAID STONE WALL, NORTH 27° 36' 10" EAST 121.65 FEET AND NORTH 23° 05' 50" EAST 27.00 FEET TO THE EAST SIDE OF LANDS SHOWN ON SAID MAP NO. 6609;

THENCE ALONG SAID EAST SIDE OF LANDS SHOWN ON SAID FILED MAP NO. 6609, NORTH 27° 46' 00" EAST 624.00 FEET TO THE POINT OR PLACE OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION OF THE ABOVE DESCRIBED PREMISES TO BE TAKEN BY THE STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, COUNTY OF WESTCHESTER AND STATE OF NEW YORK BEING BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWESTERLY CORNER OF LANDS NOW OR FORMERLY OF CORTLANDT MEDICAL BUILDING ASSOCIATES (LIBER 7887 PAGE 245), SAID POINT BEING ALONG THE SOUTHERLY LINE OF N.Y.S. ROUTE 202 (A.K.A CROMPOND ROAD) AS IT CURRENTLY SITUATED;

THENCE FROM SAID POINT ALONG N.Y.S. ROUTE 202 AS IT IS CURRENTLY SITUATED, 76° 27' 20" EAST A DISTANCE OF 103.16 FEET TO THE NORTHEASTERLY CORNER OF THE HEREIN DESCRIBED PARCEL;

THENCE ALONG THE EASTERLY LINE OF SAID LANDS SOUTH 27° 46' 00" WEST A DISTANCE OF 3.06 FEET;

THENCE THROUGH SAID LANDS OF CORTLANDT MEDICAL BUILDING ASSOCIATES SOUTH 56° 51' 20" WEST A DISTANCE OF 40.21 FEET, SOUTH 77° 50' 10" WEST A DISTANCE OF 26.84 FEET, NORTH 31° 20' 00" WEST A DISTANCE OF 28.06 FEET AND SOUTH 77° 53' 50" WEST A DISTANCE OF 31.70 FEET TO A POINT IN THE WESTERLY LINE OF SAID LANDS;

THENCE ALONG SAID WESTERLY LINE NORTH 27° 46' 00" EAST A DISTANCE OF 14.22 FEET TO THE POINT OR PLACE OF BEGINNING.

SAID PREMISES KNOWN AS 1985 CROMPOND ROAD, CORTLAND MANOR, NEW YORK, SECTION 33.12, BLOCK 1, LOT 3.

LEGAL DESCRIPTION OF BUTTONWOOD LAND

PARCEL IV:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF CORTLANDT, COUNTY OF WESTCHESTER AND STATE OF NEW YORK, AND MORE PARTICULARLY BEING BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE SOUTHWESTERLY SIDE OF BUTTONWOOD AVENUE WITH THE SOUTHEASTERLY SIDE OF BUTTONWOOD AVENUE, WHICH POINT IS THE INTERSECTION OF THE NORTHEASTERLY CORNER OF THE SUBJECT PREMISES WITH THE SOUTHWESTERLY CORNER OF LOT 9 AS SHOWN ON MAP OF ORCHARD GARDENS FILED AS MAP # 6691, (LAND NOW OR FORMERLY OF BRODY).

RUNNING THENCE ALONG SAID LAND NOW OR FORMERLY OF BRODY, THE FOLLOWING 2 COURSES AND DISTANCES:

1. SOUTH 20° 39' 10'' EAST, 96.26 FEET;

2. SOUTH 4° 50' 20'' EAST, 53.71 FEET TO LAND SHOWN AS LOT 1 ON FILED MAP # 20752, LAND NOW OR FORMERLY OF GSD CORTLAND LLC;

THENCE ALONG SAID LAST MENTIONED LAND, SOUTH 27° 16' 20'' WEST, 66.00 FEET TO LAND NOW OR FORMERLY OF THE TOWN OF CORTLAND;

THENCE ALONG SAID LAST MENTIONED LAND THE FOLLOWING 8 COURSES AND DISTANCES:

1. SOUTH 42° 33' 00'' WEST, 223.37 FEET;

2. SOUTH 59° 44' 40'' WEST, 55.57 FEET;

3. SOUTH 36° 25' 50'' WEST, 52.20 FEET;

4. SOUTH 28° 33' 30'' WEST, 40.77 FEET;

5. SOUTH 24° 53' 50'' WEST, 153.45 FEET;

6. SOUTH 30° 03' 10'' WEST, 101.67 FEET;

7. SOUTH 6° 03' 20'' WEST, 66.37 FEET;

8. SOUTH 25° 15' 30'' WEST, 93.21 FEET TO LAND NOW OR FORMERLY OF RICCHIUTTI;

THENCE ALONG SAID LAST MENTIONED LAND, SOUTH 58° 42' 30'' WEST, 117.37 FEET TO LAND NOW OR FORMERLY OF CASTORO;

THENCE ALONG SAID LAST MENTIONED LAND AND PARTLY ALONG A PARCEL SHOWN AS A ROADWAY ON FILED MAP # 6692, LAND NOW OR FORMERLY OF BEHAR, NORTH 64° 14' 50'' WEST, 137.44 FEET TO LAND NOW OR FORMERLY OF COLETTI;

THENCE ALONG SAID LAST MENTIONED LAND AND LANDS NOW OR FORMERLY OF NU, FITZGERALD, AND JALAN, NORTH 31° 10' 00'' EAST, 301.09 FEET (299.62 FEET, FILED MAP);

THENCE, STILL ALONG LAND NOW OR FORMERLY OF JALAN AND LANDS NOW OR FORMERLY OF EMELUMADO, CASSIDY, WELCH AND KELLY, NORTH 27° 00' 20'' EAST, 342.41 FEET (344.54 FEET, FILED MAP) TO LAND NOW OR FORMERLY OF NORTON.

THENCE ALONG SAID LAST MENTIONED LAND NORTH 37° 50' 10'' EAST, 82.43 FEET (82.44 FEET FILED MAP) TO LAND NOW OR FORMERLY OF PESANTEZ;

THENCE ALONG SAID LAST MENTIONED LAND, THE FOLLOWING 4 COURSES AND DISTANCES:

1. SOUTH 64° 14' 50'' EAST, 9.66 FEET;

2. NORTH 73° 50' 30'' EAST, 92.23 FEET;

3. NORTH 56° 48' 30'' WEST, 118.00 FEET;

4. NORTH 27° 57' 20'' WEST, 21.90 FEET TO THE SOUTHEASTERLY SIDE OF BUTTONWOOD AVENUE;

THENCE ALONG THE SOUTHEASTERLY SOUTHERLY AND SOUTHWESTERLY SIDES OF BUTTONWOOD AVENUE, THE FOLLOWING 4 COURSES AND DISTANCES:

1. NORTH 62° 02' 40'' EAST, 89.72 FEET;

2. NORTH 24° 36' 20'' EAST, 65.05 FEET;

3. SOUTHEASTERLY, ALONG THE ARC OF A CURVE, BEARING TO THE RIGHT, HAVING A RADIUS OF 110.00 FEET, A DISTANCE OF 149.11 FEET;

4. SOUTH 46° 53' 10'' EAST, 65.49 FEET TO THE CORNER, THE POINT OR PLACE OF BEGINNING.

SAID PREMISES KNOWN AS RESERVED LAKE AREA OFF BUTTONWOOD AVENUE, CORTLAND MANOR, NEW YORK, SECTION 33.11, BLOCK 3, LOT 36.

PARCEL V:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, LYING AND BEING IN THE TOWN OF CORTLAND MANOR, COUNTY OF WESTCHESTER, AND STATE OF NEW YORK, BEING KNOWN AS LOT NO. 9 ON MAP ENTITLED: "MAP OF ORCHARD GARDENS, SECTION 'A', SITUATE IN THE TOWN OF CORTLAND, WESTCHESTER COUNTY, N.Y." FILED IN THE WESTCHESTER COUNTY CLERK'S OFFICE ON OCTOBER 29, 1948 AS MAP NO.

6691.

BEGINNING AT A POINT ON THE EASTERLY SIDE OF BUTTONWOOD AVENUE, WHERE SAME INTERSECTS LOTS 8 & 9 AS SHOWN ON FILED MAP NO. 6691, AND RUNNING THENCE;

1. SOUTH 62°- 43'- 40" EAST, ALONG SAID DIVISION LINE, FOR A DISTANCE OF 100.00 FEET, TO THE WESTERLY LINE OF LANDS NOW OR FORMERLY OF SAMUEL SCHEIBER, THENCE;

2. SOUTH 27°-16'-20" WEST, ALONG LANDS OF SCHEIBER, FOR A DISTANCE OF 200.00 FEET TO A POINT, THENCE;

3. NORTH 04°-50'-50" WEST, ALONG “RESERVED AREA FOR ORCHARD LAKE”, FOR A DISTANCE OF 53.71 FEET TO A POINT, THENCE;

4. NORTH 20°-39'-10" WEST, ALONG SAME, FOR A DISTANCE OF 96.26 FEET TO A POINT IN THE EASTERLY SIDE OF BUTTONWOOD AVENUE, THENCE;

5. NORTH 27°-16'-20" EAST, ALONG SAME, FOR A DISTANCE OF 90.00 FEET TO THE POINT OR PLACE OF BEGINNING.

SAID PREMISES KNOWN AS 206 BUTTONWOOD AVENUE, CORTLAND MANOR, NEW YORK, SECTION 33.11, BLOCK 3, LOT 5.

EXHIBIT Q

FORM OF TERMINATION

TERMINATION OF MEMORANDUM

OF AGREEMENT OF PURCHASE AND SALE

KNOW ALL MEN BY THESE PRESENTS, that Sound Development Group, LLC, a            limited liability company having an address at 5520 Park Avenue, Trumbull, Connecticut 06611, for and on behalf of itself and its permitted successors and/or assigns, does hereby TERMINATE that certain Memorandum of Agreement of Purchase and Sale, a copy of which is annexed hereto and made a part hereof as Exhibit 1, which Memorandum of Agreement of Purchase and Sale was recorded in the Office of the Clerk of the County of Westchester on                 2019 under Control No.                , and consents that the same be discharged of record.

Dated:                , 20__

Sound Development Group, LLC

By: Name: Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the            day of ______, 20__, before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Q-1

EXHIBIT 1

Q-2